                                                                  Exhibit 4.22



                                SUNAMERICA INC.



                                      AND



                             THE BANK OF NEW YORK,
                          AS PURCHASE CONTRACT AGENT

                                   FORM OF

                          PURCHASE CONTRACT AGREEMENT



                         DATED AS OF NOVEMBER 6, 1996




                               TABLE OF CONTENTS
                               -----------------

                                                                        Page
                                                                        ----
                                      ARTICLE 1
               Definitions and Other Provisions of General Application

   Section 1.01.  Definitions.............................................1
   Section 1.02.  Compliance Certificates and Opinions....................9
   Section 1.03.  Form of Documents Delivered to Agent...................10
   Section 1.04.  Acts of Holders; Record Dates..........................10
   Section 1.05.  Notices, Etc., to Agent and the Company................12
   Section 1.06.  Notice to Holders; Waiver..............................13
   Section 1.07.  Effect of Headings and Table of Contents...............13
   Section 1.08.  Successors and Assigns.................................13
   Section 1.09.  Separability Clause....................................13
   Section 1.10.  Benefits of Agreement..................................14
   Section 1.11.  Governing Law..........................................14
   Section 1.12.  Legal Holidays.........................................14
   Section 1.13.  Counterparts...........................................14
   Section 1.14.  Inspection of Agreement................................14

                                      ARTICLE 2
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                             Security Certificate Forms

   Section 2.01.  Forms of Security Certificates Generally...............15
   Section 2.02.  Form of Agent's Certificate of Authentication..........15

                                      ARTICLE 3
                                   The Securities

   Section 3.01.  Title and Terms; Denominations.........................16
   Section 3.02.  Rights and Obligations Evidenced by the Security
                    Certificates ........................................16
   Section 3.03.  Execution, Authentication, Delivery and Dating.........17
   Section 3.04.  Temporary Security Certificates........................18
   Section 3.05.  Registration; Registration of Transfer and Exchange....18
   Section 3.06.  Mutilated, Destroyed, Lost and Stolen Security
                    Certificates.........................................20
   Section 3.07.  Persons Deemed Owners..................................21
   Section 3.08.  Cancellation...........................................22
   Section 3.09.  Securities Not Separable...............................22
   Section 3.10.  No Consent to Assumption...............................23
   Section 3.11.  Cusip Numbers..........................................23

                                      ARTICLE 4
                                 The Treasury Notes

   Section 4.01.  Payment of Interest; Interest Rights Preserved.........23
   Section 4.02.  Transfer of Treasury Notes upon Certain Events or
                    Sale of Treasury Notes...............................24

                                      ARTICLE 5
                               The Purchase Contracts

   Section 5.01.  Purchase of Shares of Common Stock on the Final
                    Settlement Date......................................26
   Section 5.02.  Contract Fees..........................................27
   Section 5.03.  Deferral of Payment Dates for Contract Fees............28
   Section 5.04.  Payment of Purchase Price..............................29
   Section 5.05.  Issuance of Common Stock...............................30
   Section 5.06.  Adjustment of Settlement Rate for Dividends,
                    Distributions, Stock Splits, Etc.....................30
   Section 5.07.  Notice of Adjustments and Certain Other Events.........35
   Section 5.08.  Acceleration; Notice...................................36
   Section 5.09.  Bankruptcy Event or Sale of Assets; Notice.............38
   Section 5.10.  Holder's Early Settlement..............................39
   Section 5.11.  No Fractional Shares...................................40
   Section 5.12.  Charges and Taxes......................................41

                                      ARTICLE 6
                                      Remedies

   Section 6.01.  Unconditional Right of Holders to Receive Contract Fees
                    and Purchase Common Stock............................41
   Section 6.02.  Restoration of Rights and Remedies.....................42
   Section 6.03.  Rights and Remedies Cumulative.........................42
   Section 6.04.  Delay or Omission Not Waiver...........................42
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   Section 6.05.  Undertaking for Costs..................................42
   Section 6.06.  Waiver of Stay or Extension Laws.......................43

                                      ARTICLE 7
                                      The Agent

   Section 7.01.  Certain Duties and Responsibilities....................43
   Section 7.02.  Notice of Default......................................44
   Section 7.03.  Certain Rights of Agent................................45
   Section 7.04.  Not Responsible for Recitals or Issuance of
                    Securities...........................................46
   Section 7.05.  May Hold Securities....................................46
   Section 7.06.  Money Held in Custody..................................46
   Section 7.07.  Compensation and Reimbursement.........................46
   Section 7.08.  Corporate Agent Required; Eligibility..................47
   Section 7.09.  Resignation and Removal; Appointment of Successor......47
   Section 7.10.  Acceptance of Appointment by Successor.................49
   Section 7.11.  Preservation of Information; Communications to
                    Holders..............................................49
   Section 7.12.  No Obligations of Agent................................50
   Section 7.13.  Tax Compliance.........................................50

                                      ARTICLE 8
                               Supplemental Agreements

   Section 8.01.  Supplemental Agreements Without Consent of Holders.....51
   Section 8.02.  Supplemental Agreements with Consent of Holders........51
   Section 8.03.  Execution of Supplemental Agreements...................52
   Section 8.04.  Effect of Supplemental Agreements......................53
   Section 8.05.  Reference to Supplemental Agreements...................53

                                      ARTICLE 9
                                      Covenants

   Section 9.01.  Performance under Purchase Contracts...................53
   Section 9.02.  Maintenance of Office or Agency........................53
   Section 9.03.  Company to Reserve Common Stock........................54
   Section 9.04.  Covenants as to Common Stock...........................54
   Section 9.05.  Statements of Officers of the Company as to Default....54


               PURCHASE CONTRACT AGREEMENT, dated as of November 6, 1996, between SunAmerica Inc., a Maryland corporation (the "Company"), and The Bank of New York, a New York banking corporation, acting as purchase contract agent for the Holders of Securities from time to time (the "Agent").

                                 RECITALS

               The Company has duly authorized the execution and delivery of this Agreement and the Security Certificates evidencing the Securities.

               All things necessary to make the Company's obligations under the Securities, when the Security Certificates are executed by the Company and authenticated, executed on behalf of the Holders and delivered by the Agent, as in this Agreement provided, the valid obligations of the Company, and to constitute these presents a valid agreement of the Company, in accordance with its terms, have been done.

                                WITNESSETH:

               For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually agreed as follows:

                                   ARTICLE 1


            Definitions and Other Provisions of General Application

               Section 1.01.  Definitions.

            For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

            (1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular; and


            (2) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision.


               "Act" when used with respect to any Holder, has the meaning specified in Section 1.04.

               "Acceleration" means either a "Company Acceleration" or a "Mandatory Acceleration."




               "Acceleration Date" means either a "Company Acceleration Date" or a "Mandatory Acceleration Date."

               "Acceleration Settlement Fund" has the meaning specified in
Section 5.05.

               "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

               "Agent" means the Person named as the "Agent" in the first paragraph of this instrument until a successor Agent shall have become such pursuant to the applicable provisions of this Agreement, and thereafter "Agent" shall mean the Person who is then the Agent hereunder.
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               "Agreement" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more agreements supplemental hereto entered into pursuant to the applicable provisions hereof.

               "Bankruptcy Code" means title 11 of the United States Code, or any other law of the United States that from time to time provides a uniform system of bankruptcy laws.

               "Bankruptcy Date" means the date, if any, on which a Bankruptcy Event occurs.

               "Bankruptcy Event" means the occurrence of any of the following events (whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order rule or regulation of any administration or governmental body):

                 (i) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Company in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company or any substantial part of its property or ordering the winding up or liquidation of its affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or


                (ii) the Company shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company or for any substantial part of its property, or make any general assignment for the benefit of creditors.

               "Board of Directors" means the board of directors of the Company or a duly authorized committee of that board.

               "Board Resolution" means one or more resolutions of the Board of Directors, a copy of which has been certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification and delivered to the Agent.

               "Business Day" means any day that is not a Saturday, Sunday or a day on which the NYSE or banking institutions or trust companies in The City of New York are authorized or obligated by law or executive order to be closed.

               "Closing Price"means on any date of determination the closing sales price (or, if no closing price is reported, the last reported sale price) of the Common Stock on the NYSE on such date or, if the Common Stock is not listed for trading on the NYSE on any such date, as reported in the composite transactions for the principal United States securities exchange on which the Common Stock is so listed, or if the Common Stock is not so listed on a United States national or regional securities exchange, as reported by The Nasdaq Stock Market, or, if the Common Stock is not so reported, the last quoted bid price for the Common Stock in the over-the-counter market as reported by the National Quotation Bureau or similar organization, or, if such bid price is not available, the market value of the Common Stock on such date as determined by a nationally recognized independent investment banking firm retained for this purpose by the Company.

               "Collateral Agent" means The First National Bank of Chicago, as Collateral Agent under the Pledge Agreement until a successor Collateral Agent shall have become such pursuant to the applicable provisions of the Pledge Agreement, and thereafter "Collateral Agent" shall mean the Person who is then the Collateral Agent thereunder.

               "Common Stock" means the Common Stock, par value $1.00 per share, of the Company.

               "Company" means the Person named as the "Company" in the first paragraph of this instrument until a successor shall have become such pursuant to the applicable provision of this Agreement, and thereafter "Company" shall mean such successor.

               "Company Acceleration" has the meaning specified in Section
5.08.

               "Company Acceleration Date" has the meaning specified in
Section 5.08.

               "Company Acceleration Price" shall mean the per share price (payable in shares of Common Stock) at which the Company may accelerate the Securities, which shall be initially $_______, declining by $______ on each day following [_______, 1996] (computed on the basis of a 360-day year of twelve 30-day months) to $______ on [________, 1996] and equal to $______
thereafter.

               "Contract Fees" means the fee payable by the Company on each Payment Date in respect of each Purchase Contract, equal to _____% per annum of the Stated Amount plus any Deferred Contract Fees accrued pursuant to
Section 5.03, computed on the basis of the actual number of days elapsed in a year of 365 or 366 days, as the case may be, except that the Contract Fees payable on the first Payment Date will be adjusted so that the Contract Fees payable on such date will be the equivalent of ______% of the Stated Amount per annum accruing from the date of issuance of the Securities to [________, 1996].

               "Corporate Trust Office" means the principal corporate trust office of the Agent at which, at any particular time, its corporate trust business shall be administered, which office at the date hereof is located at 101 Barclay Street, Floor 21 West, New York, New York 10286, Attention:
Corporate Trust Trustee Administrator.

               "Current Market Price" has the meaning specified in Section
5.06.

               "Deferred Contract Fees" has the meaning specified in Section

5.03.

               "Depositary" means a clearing agency registered under the Exchange Act that is designated to act as Depositary for the Securities as contemplated by Section 3.05.

               "Exchange Act" means the Securities Exchange Act of 1934 and any statute successor thereto, in each case as amended from time to time, and the rules and regulations promulgated thereunder.

               "Exchange Time" has the meaning specified in Section 5.06(f).

               "Excess Treasury Notes" has the meaning specified in Section
4.02.

               "Expiration Date" has the meaning specified in Section 1.04.

               "Final Settlement Date" means October 31, 1999.

               "Final Settlement Fund" has the meaning specified in Section
5.05.

               "First Supplemental Indenture" means the First Supplemental Indenture between the Company and The Bank of New York, as Trustee, dated as of November 1, 1996.

               "Global Security Certificate" means a Security Certificate that evidences all or part of the Securities and is registered in the name of a Depositary or a nominee thereof.

               "Holder" when used with respect to a Security Certificate (or a Security), means a Person in whose name the Security evidenced by such Security Certificate (or the Security Certificate evidencing such Security) is registered in the Security Register, subject to Section 3.07.

               "Holder's Early Settlement" has the meaning specified in
Section 5.10(a).

               "Holder's Early Settlement Amount" has the meaning specified in
Section 5.10(a).

               "Holder's Early Settlement Date" has the meaning specified in
Section 5.10(a).

               "Indenture" means the Prepaid Securities Indenture between the Company and The Bank of New York, as Trustee, dated as of November 1, 1996.

               "Issuer Order" or "Issuer Request" means a written order or request signed in the name of the Company by its Chairman of the Board, any Vice Chairman, its President or a Vice President and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Agent.

               "Mandatory Acceleration" has the meaning specified in Section
5.08.

               "Mandatory Acceleration Date" has the meaning specified in
Section 5.08.

               "Merger or Consolidation" has the meaning specified in Section 5.08.

               "Notice Date" has the meaning specified in Section 5.08.

               "NYSE" means the New York Stock Exchange.

               "Officers' Certificate" means a certificate signed by the Chairman of the Board, any Vice Chairman of the Board, the President or any Executive, Senior or other Vice President or the Treasurer and delivered to the Agent.

               "Opinion of Counsel" means an opinion in writing signed by legal counsel, who may be an employee of or counsel to the Company and who shall be reasonably acceptable to the Agent.

               "Outstanding Securities" means, as of the date of determination, all Securities evidenced by then Outstanding Security Certificates, except:

                  (i) If a Bankruptcy Event has occurred, Securities for which the underlying Treasury Notes have been theretofore deposited with the Agent in trust for the Holders of such Securities; and

                  (ii) On and after a Company Acceleration Date, Securities as to which the Company has elected to effect a Company Acceleration of the related Purchase Contracts;

provided, however, that in determining whether the Holders of the requisite number of Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any Affiliate of the Company shall be disregarded and deemed not to be outstanding, except that, in determining whether the Agent shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which the Agent knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Agent the pledgee's right so to act with respect to such Securities and that the pledgee is not the Company or any Affiliate of the Company.

               "Outstanding Security Certificates" means, as of the date of determination, all Security Certificates theretofore authenticated, executed and delivered under this Agreement, except:

                    (i) Security Certificates theretofore cancelled by the Agent or delivered to the Agent for cancellation; and

                   (ii) Security Certificates in exchange for or in lieu of which other Security Certificates have been authenticated, executed on behalf of the Holder and delivered pursuant to this Agreement, other than any such Security Certificate in respect of which there shall have been presented to the Agent proof satisfactory to it that such Security Certificate is held by a bona fide purchaser in whose hands the Securities evidenced by such Security Certificate are valid obligations of the Company.

               "Payment Date" means each April 30 and October 31commencing April 30, 1997.

               "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

               "Permitted Investments" is defined to mean securities that are
(i) direct obligations of the U.S. for the payment of which its full faith and credit is pledged, (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the U.S., the payment of which is unconditionally guaranteed as a full faith and credit obligation by the U.S. or (iii) mutual funds that invest solely in the above U.S. government obligations.

               "Pledge" means the pledge under the Pledge Agreement of the Treasury Notes constituting a part of the Securities.

               "Pledge Agreement" means the Pledge Agreement, dated as of the date hereof, among the Company, the Collateral Agent and the Agent, on its own behalf and as attorney-in-fact for the Holders from time to time of the Securities.

               "Predecessor Security Certificate" of any particular Security Certificate means every previous Security Certificate evidencing all or a portion of the rights and obligations of the Holder under the Securities evidenced thereby; and, for the purposes of this definition, any Security Certificate authenticated and delivered under Section 3.06 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security Certificate shall be deemed to evidence the same rights and obligations of the Holder as the mutilated, destroyed, lost or stolen Security Certificate.

               "Prepaid Securities" means the Prepaid Securities issued upon a Holder's Early Settlement pursuant to the Indenture as supplemental by the First Supplemental Indenture.

               "Purchase Contract," when used with respect to any Security, means the contract obligating the Company to sell and the Holder of such Security to purchase Common Stock on the terms and subject to the conditions set forth in Article 5 hereof.

               "Purchased Shares" has the meaning specified in Section 5.06(f).

               "Record Date" for the interest and Contract Fees payable on any Payment Date means, as to any Global Security Certificate, the Business Day next preceding such Payment Date, and as to any other Security Certificate, the 15th day of the month preceding such Payment Date.

               "Responsible Officer," when used with respect to the Agent, means any officer of the Agent assigned by the Agent to administer its corporate trust matters.

               "Sale of Assets" means a sale, assignment, transfer, lease or conveyance of all or substantially all of the properties and assets of the Company to any Person which results in a voluntary liquidation, dissolution or winding up of the Company.

               "Sale of Assets Date" means the date upon which a Sale of Assets is approved by the Board of Directors.

               "Security" means the collective rights and obligations of a Holder of a Security Certificate in respect of Treasury Notes with a principal amount equal to the Stated Amount, subject to the Pledge thereof, and a Purchase Contract.

               "Security Certificate" means a certificate evidencing the rights and obligations of a Holder in respect of the number of Securities specified on such certificate.

               "Security Register" and "Security Registrar" have the respective meanings specified in Section 3.05.

               "Settlement Date" means an Acceleration Date, a Holder's Early Settlement Date, a Sale of Assets Date or the Final Settlement Date, as applicable.

               "Settlement Rate" has the meaning specified in Section 5.01.

               "Stated Amount" means $_______.

               "TIA" means the Trust Indenture Act of 1939, as amended, or any successor statute.

               "Trading Day" has the meaning specified in Section 5.06.

                "Treasury Notes" means ______% United States Treasury Notes due October 31, 1999.

               "Underwriting Agreement" means the Purchase Agreement dated October 31, 1996 between the Company and Morgan Stanley & Co. Incorporated, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman, Sachs & Co. and Smith Barney, Inc., as representatives of the several Underwriters named therein.

               "Vice President" means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president."

               Section 1.02.  Compliance Certificates and Opinions.

               Except as otherwise expressly provided by this Agreement, upon any application or request by the Company to the Agent to take any action under any provision of this Agreement, the Company shall furnish to the Agent an Officers' Certificate stating that all conditions precedent, if any, provided for in this Agreement relating to the proposed action have been complied with and an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Agreement relating to such particular application or request, no additional certificate or opinion need be furnished.

           Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Agreement shall include:

           (a) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

           (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

           (c) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

           (d) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.


               Section 1.03  Form of Documents Delivered to Agent.

               In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

               Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

               Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Agreement, they may, but need not, be consolidated and form one instrument.

               Section 1.04.  Acts of Holders; Record Dates.

           (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Agent and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and (subject to Section 7.01) conclusive in favor of the Agent and the Company, if made in the manner provided in this Section.

           (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Agent deems sufficient.

           (c) The ownership of Securities shall be proved by the Security Register.

           (d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security Certificate evidencing such Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Agent or the Company in reliance thereon, whether or not notation of such action is made upon such Security Certificate.

            (e) The Company may set any day as a record date for the purpose of determining the Holders of Outstanding Securities entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Agreement to be given, made or taken by Holders of Securities. If any record date is set pursuant to this paragraph, the Holders of Outstanding Securities on such record date, and no other Holders, shall be entitled to take the relevant action, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite number of Outstanding Securities on such record date. Nothing in this paragraph shall be construed to prevent the Company from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite number of Outstanding Securities on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Company, at its own expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Agent in writing and to each Holder of Securities in the manner set forth in Section 1.06.

               With respect to any record date set pursuant to this Section, the Company may designate any date as the "Expiration Date" and from time to time may change the Expiration Date to any earlier or later day; provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to the Agent in writing, and to each Holder of Securities in the manner set forth in Section 1.06, on or prior to the existing Expiration Date. If an Expiration Date is not designated with respect to any record date set pursuant to this Section, the Company shall be deemed to have initially designated the 180th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this paragraph. Notwithstanding the foregoing, no Expiration Date shall be later than the 180th day after the applicable record date.

               Section 1.05.  Notices, Etc., to Agent and the Company.

               Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Agreement to be made upon, given or furnished to, or filed with,

            (a) the Agent by any Holder or by the Company shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if made, given, furnished or filed in writing and personally delivered or mailed, first-class postage prepaid, to the Agent at 101 Barclay Street, Floor 21 West, New York, New York 10286, Attention: Corporate Trust Trustee Administrator, or at any other address previously furnished in writing by the Agent to the Holders and the Company, or

            (b) the Company by the Agent or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if made, given, furnished or filed in writing and personally delivered or mailed, first-class postage prepaid, to the Company at 1 SunAmerica Center, Los Angeles, California 90067-6022, Attention:
, or at any other address previously furnished in writing to the Agent by the Company.

               Section 1.06.  Notice to Holders; Waiver.

               Where this Agreement provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this

Agreement provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Agent, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

               In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Agent shall constitute a sufficient notification for every purpose hereunder.

               Section 1.07.  Effect of Headings and Table of Contents.

               The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

               Section 1.08.  Successors and Assigns.

               All covenants and agreements in this Agreement by the Company shall bind its successors and assigns, whether so expressed or not.

               Section 1.09.  Separability Clause.

               In case any provision in this Agreement or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof and thereof shall not in any way be affected or impaired thereby.

               Section 1.10.  Benefits of Agreement.

               Nothing in this Agreement or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders, any benefits or any legal or equitable right, remedy or claim under this Agreement. The Holders from time to time shall be beneficiaries of this Agreement and shall be bound by all of the terms and conditions hereof and of the Securities evidenced by their Security Certificates by their acceptance of delivery thereof.

               Section 1.11.  Governing Law.

               This Agreement and the Securities shall be governed by and construed in accordance with the laws of the State of New York without regard to conflict of laws.

               Section 1.12.  Legal Holidays.

               In any case where any Payment Date or any Settlement Date shall not be a Business Day, then (notwithstanding any other provision of this Agreement or of the Securities) payment in respect of interest on Treasury Notes or Contract Fees or settlement of Purchase Contracts shall not be made, Purchase Contracts shall not be performed and settlement shall not be effected on such date, but such payments shall be made, or the Purchase Contracts shall be performed or settlement effected, as applicable, on the next succeeding Business Day with the same force and effect as if made on such Payment Date or

Settlement Date, as the case may be; provided, that no interest shall accrue or be payable by the Company or any Holder for the period from and after any such Payment Date or Settlement Date, as the case may be.

               Section 1.13.  Counterparts.

               This Agreement may be executed in any number of counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

               Section 1.14.  Inspection of Agreement.

               A copy of this Agreement shall be available at all reasonable times at the Corporate Trust Office for inspection by any Holder.


                                   ARTICLE 2

                          Security Certificate Forms

               Section 2.01.  Forms of Security Certificates Generally.

               The Security Certificates (including the form of Purchase Contracts forming part of the Securities evidenced thereby) shall be in substantially the form set forth in Exhibit A hereto, with such letters, numbers or other marks of identification or designation and such legends or endorsements printed, lithographed or engraved thereon as may be required by the rules of any securities exchange on which the Securities are listed or Depositary therefor, or as may, consistently herewith, be determined by the officers of the Company executing such Security Certificates, as evidenced by their execution of the Security Certificates.

               The definitive Security Certificates shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officers of the Company executing the Security Certificates, consistent with the provisions of this Agreement, as evidenced by their execution thereof.

               Every Global Security Certificate authenticated, executed on behalf of the Holders and delivered hereunder shall bear a legend in substantially the following form:

THIS SECURITY CERTIFICATE IS A GLOBAL SECURITY CERTIFICATE WITHIN THE MEANING
OF THE PURCHASE CONTRACT AGREEMENT HEREINAFTER REFERRED TO AND IS   REGISTERED
IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY CERTIFICATE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY CERTIFICATE REGISTERED, AND NO TRANSFER OF THIS SECURITY CERTIFICATE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE PURCHASE CONTRACT AGREEMENT.

               Section 2.02.  Form of Agent's Certificate of Authentication.

               The form of the Agent's certificate of authentication of the Securities shall be in substantially the form set forth on the form of the Security Certificates.


                                   ARTICLE 3

                                The Securities

               Section 3.01.  Title and Terms; Denominations.

               The aggregate number of Securities evidenced by Security Certificates authenticated, executed on behalf of the Holders and delivered hereunder is limited to 7,000,000 (subject to increase up to a maximum of 1,050,000 to the extent the over-allotment option of the underwriters under
the Underwriting Agreement is exercised) with a Stated Amount of        per
Security, except for Security Certificates authenticated, executed and delivered upon registration of transfer of, in exchange for, or in lieu of, other Security Certificates pursuant to Section 3.04, 3.05, 3.06, 5.10 or 8.05.

               The Security Certificates shall be issuable only in registered form and only in denominations of a single Security and any integral multiple thereof.

               Section 3.02. Rights and Obligations Evidenced by the Security Certificates.

               Each Security Certificate shall evidence the number of Securities specified therein, with each such Security representing the ownership by the Holder thereof of Treasury Notes with a principal amount equal to the Stated Amount, subject to the Pledge of such Treasury Notes by such Holder pursuant to the Pledge Agreement, and the rights and obligations of the Holder under one Purchase Contract. The Agent as attorney-in-fact for, and on behalf of, the Holder shall pledge, pursuant to the Pledge Agreement, dated as of the date hereof, the Treasury Notes to the Collateral Agent and grant to the Collateral Agent a security interest in the right, title, and interest of such Holders in the Treasury Notes, for the benefit of the Company, to secure the obligation of the Holders under the Purchase Contracts to purchase the Common Stock of the Company. Prior to the purchase, if any, of shares of Common Stock under the Purchase Contracts, the Securities shall not entitle the Holders to any of the rights of a holder of shares of Common Stock, including, without limitation, the right to vote or receive any dividends or other payments or to consent or to receive notice as stockholders in respect of the meetings of stockholders or for the election of directors of the Company or for any other matter, or any other rights whatsoever as stockholders of the Company, except to the extent otherwise expressly provided in this Agreement.

               Section 3.03.  Execution, Authentication, Delivery and Dating.

               Upon the execution and delivery of this Agreement, and at any time and from time to time thereafter, the Company may deliver Security

Certificates executed by the Company to the Agent for authentication, execution on behalf of the Holders and delivery, together with its Issuer Order for authentication of such Security Certificates, and the Agent in accordance with such Issuer Order shall authenticate, execute on behalf of the Holder and made available for delivery such Security Certificates.

               The Security Certificates shall be executed on behalf of the Company by its Chairman of the Board, any Vice Chairman of the Board, its President or any Executive, Senior or other Vice President or its Treasurer, under its corporate seal which may, but need not, be attested. The signature of any of these officers on the Security Certificates may be manual or facsimile.

               Security Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Security Certificates or did not hold such offices at the date of such Security Certificates.

               No Purchase Contract underlying a Security evidenced by a Security Certificate shall be valid until such Security Certificate has been executed on behalf of the Holder by the manual signature of an authorized signatory of the Agent, as such Holder's attorney-in-fact. Such signature by an authorized signatory of the Agent shall be conclusive evidence that the Holder of such Security Certificate has entered into the Purchase Contracts underlying the Securities evidenced by such Security Certificate.

               Each Security Certificate shall be dated the date of its authentication.

               No Security Certificate shall be entitled to any benefit under this Agreement or be valid or obligatory for any purpose unless there appears on such Security Certificate a certificate of authentication substantially in the form provided for herein executed by an authorized signatory of the Agent by manual signature, and such certificate upon any Security Certificate shall be conclusive evidence, and the only evidence, that such Security Certificate has been duly authenticated and made available for delivery hereunder.

               Section 3.04.  Temporary Security Certificates.

               Pending the preparation of definitive Security Certificates, the Company shall execute and deliver to the Agent, and the Agent shall authenticate, execute on behalf of the Holders, and deliver, in lieu of such definitive Security Certificates, temporary Security Certificates which are in substantially the form set forth in Exhibit A hereto, with such letters, numbers or other marks of identification or designation and such legends or endorsements printed, lithographed or engraved thereon as may be required by the rules of any securities exchange on which the Securities are listed, or as may, consistently herewith, be determined by the officers of the Company executing such Security Certificates, as evidenced by their execution of the Security Certificates.

               If temporary Security Certificates are issued, the Company will cause definitive Security Certificates to be prepared without unreasonable delay. After the preparation of definitive Security Certificates, the temporary Security Certificates shall be exchangeable for definitive Security Certificates upon surrender of the temporary Security Certificates at the Corporate Trust Office, at the expense of the Company and without charge to the Holder. Upon surrender for cancellation of any one or more temporary Security Certificates, the Company shall execute and deliver to the Agent, and the Agent shall authenticate, execute on behalf of the Holder, and deliver in exchange therefor, one or more definitive Security Certificates of authorized denominations and evidencing a like number of Securities as the temporary Security Certificate or Security Certificates so surrendered. Until so exchanged, the temporary Security Certificates shall in all respects evidence the same benefits and the same obligations with respect to the Securities evidenced thereby as definitive Security Certificates.

               Section 3.05.  Registration; Registration of Transfer and
Exchange.

               The Agent shall keep at the Corporate Trust Office a register (the register maintained in such office being herein referred to as the "Security Register") in which, subject to such reasonable regulations as it may prescribe, the Agent shall provide for the registration of Security Certificates and of transfers of Security Certificates (the Agent, in such capacity, the "Security Registrar").

               Upon surrender for registration of transfer of any Security Certificate at the Corporate Trust Office, the Company shall execute and deliver to the Agent, and the Agent shall authenticate, execute on behalf of the designated transferee or transferees, and deliver, in the name of the designated transferee or transferees, one or more new Security Certificates of any authorized denominations and evidencing a like number of Securities.

               At the option of the Holder, Security Certificates may be exchanged for other Security Certificates, of any authorized denominations and evidencing a like number of Securities, upon surrender of the Security Certificates to be exchanged at the Corporate Trust Office. Whenever any Security Certificates are so surrendered for exchange, the Company shall execute and deliver to the Agent, and the Agent shall authenticate, execute on behalf of the Holder, and deliver the Security Certificates which the Holder making the exchange is entitled to receive.

               All Security Certificates issued upon any registration of transfer or exchange of a Security Certificate shall evidence the ownership of the same number of Securities and be entitled to the same benefits and subject to the same obligations, under this Agreement as the Securities evidenced by the Security Certificate surrendered upon such registration of transfer or exchange.

               Every Security Certificate presented or surrendered for registration of transfer or for exchange shall (if so required by the Agent) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Agent duly executed, by the Holder thereof or his attorney duly authorized in writing.

               No service charge shall be made for any registration of transfer or exchange of a Security Certificate, but the Company and the Agent may require payment from the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Security Certificates, other than any exchanges pursuant to Sections 3.06 and 8.05 not involving any transfer.

               Notwithstanding the foregoing, the Company shall not be obligated to execute and deliver to the Agent, and the Agent shall not be obligated to authenticate, execute on behalf of the Holder and deliver any Security Certificate presented or surrendered for registration of transfer or for exchange on or after a Bankruptcy Date or a Settlement Date.

               The provisions of Clauses (a), (b), (c) and (d) below shall apply only to Global Security Certificates:

               (a) Each Global Security Certificate authenticated and executed on behalf of the Holders under this Agreement shall be registered in the name of the Depositary designated for such Global Security Certificate or a nominee thereof and delivered to such Depositary or a nominee thereof or custodian therefor, and each such Global Security Certificate shall constitute a single Security Certificate for all purposes of this Agreement.

               (b) Notwithstanding any other provision in this Agreement, no Global Security Certificate may be exchanged in whole or in part for Security Certificates registered, and no transfer of a Global Security Certificate in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Security Certificate or a nominee thereof unless
(A) such Depositary (i) has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security Certificate or (ii) has ceased to be a clearing agency registered under the Exchange Act or (B) there shall have occurred and be continuing a default by the Company in respect to its obligations under one or more Purchase Contracts.

               (c) Subject to Clause (b) above, any exchange of a Global Security Certificate for other Security Certificates may be made in whole or in part, and all Security Certificates issued in exchange for a Global Security Certificate or any portion thereof shall be registered in such names as the Depositary for such Global Security Certificate shall direct.

               (d) Every Security Certificate authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Security Certificate or any portion thereof, whether pursuant to this Section,
Section 3.04, 3.06, 5.10 or 8.05 or otherwise, shall be authenticated, executed on behalf of the Holders and delivered in the form of, and shall be, a Global Security Certificate, unless such Security Certificate is registered in the name of a Person other than the Depositary for such Global Security Certificate or a nominee thereof.

               Section 3.06. Mutilated, Destroyed, Lost and Stolen Security Certificates.

               If any mutilated Security Certificate is surrendered to the Agent, the Company shall execute and deliver to the Agent, and the Agent shall authenticate, execute on behalf of the Holder, and made available for delivery in exchange therefor, a new Security Certificate, evidencing the same number of Securities and bearing a number not contemporaneously outstanding.

               If there shall be delivered to the Company and the Agent (i) evidence to their satisfaction of the destruction, loss or theft of any Security Certificate, and (ii) such security or indemnity as may be required by them to save each of them and any agent of any of them harmless, then, in the absence of notice to the Company or the Agent that such Security Certificate has been acquired by a bona fide purchaser, the Company shall execute and deliver to the Agent, and the Agent shall authenticate, execute on behalf of the Holder, and made available for delivery to the Holder, in lieu of any such destroyed, lost or stolen Security Certificate, a new Security Certificate, evidencing the same number of Securities and bearing a number not contemporaneously outstanding.

               Notwithstanding the foregoing, the Company shall not be obligated to execute and deliver to the Agent, and the Agent shall not be obligated to authenticate, execute on behalf of the Holder, and deliver to the Holder, a Security Certificate on or after a Bankruptcy Date or a Settlement Date.

               Upon the issuance of any new Security Certificate under this Section, the Company and the Agent may require the payment by the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Agent) connected therewith.

               Every new Security Certificate issued pursuant to this section in lieu of any destroyed, lost or stolen Security Certificate shall constitute an original additional contractual obligation of the Company and of the Holder, whether or not the destroyed, lost or stolen Security Certificate shall be at any time enforceable by anyone, and shall be entitled to all the benefits and be subject to all the obligations of this Agreement equally and proportionately with any and all other Security Certificates delivered hereunder.

               The provisions of this section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or settlement of mutilated, destroyed, lost or stolen Security Certificates.

               Section 3.07.  Persons Deemed Owners.

               Prior to due presentment of a Security Certificate for registration of transfer, the Company and the Agent, and any agent of the Company or the Agent, may treat the Person in whose name such Security Certificate is registered as the owner of the Securities evidenced thereby, for the purpose of receiving payments of interest on the Treasury Notes, receiving payments of Contract Fees, performance of the Purchase Contracts and for all other purposes whatsoever, whether or not the payment of interest on the Treasury Notes or any Contract Fees payable in respect of the Purchase Contracts constituting a part of the Securities evidenced thereby shall be overdue and notwithstanding any notice to the contrary, and neither the Company nor the Agent, nor any agent of the Company or the Agent, shall be affected by notice to the contrary.

               Notwithstanding the foregoing, with respect to any Global Security Certificate, nothing herein shall prevent the Company, the Agent or any agent of the Company or the Agent, from giving effect to any written certification, proxy or other authorization furnished by any Depositary (or its nominee), as a Holder, with respect to such Global Security Certificate or impair, as between such Depositary and owners of beneficial interests in such Global Security Certificate, the operation of customary practices governing the exercise of rights of such Depositary (or its nominee) as Holder of such Global Security Certificate.

               Section 3.08.  Cancellation.

               All Security Certificates surrendered for delivery of shares of Common Stock on or after the Final Settlement Date or an earlier Acceleration Date, transfer of Treasury Notes after the occurrence of a Bankruptcy Event or Sale of Assets or pursuant to a Holder's Early Settlement or registration of transfer or exchange shall, if surrendered to any Person other than the Agent, be delivered to the Agent and, if not already cancelled, shall be promptly cancelled by it. The Company may at any time deliver to the Agent for cancellation any Security Certificates previously authenticated, executed and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Security Certificates so delivered shall, upon Issuer Order, be promptly cancelled by the Agent. No Security Certificates shall be authenticated, executed on behalf of the Holder and delivered in lieu of or in exchange for any Security Certificates cancelled as provided in this Section, except as expressly permitted by this Agreement. All cancelled Security Certificates held by the Agent shall be disposed of as directed by Issuer Order, except the Agent shall not be required to destroy the Security Certificates.

               If the Company or any Affiliate of the Company shall acquire any Security Certificate, such acquisition shall not operate as a cancellation of such Security Certificate unless and until such Security Certificate is delivered to the Agent cancelled or for cancellation.

               Section 3.09.  Securities Not Separable.

               Notwithstanding anything contained herein or in the Security Certificates to the contrary, for so long as the Purchase Contract comprising a portion of a Security remains in effect, such Security shall not be separable into its constituent parts, for purposes of transfer or exchange of such Security, and the rights and obligations of the Holder of such Security in respect of the Treasury Notes and Purchase Contracts comprising such Security may be acquired, and may be transferred and exchanged, only as a Security. Other than a Security Certificate evidencing a Security, no Holder of a Security, or any transferee thereof, shall be entitled to receive a certificate evidencing the ownership of Treasury Notes or the rights and obligations of the Holder and the Company under a Purchase Contract for so long as the Purchase Contract underlying the Security remains in effect.

               Section 3.10.  No Consent to Assumption.

               Each Holder of a Security, by acceptance thereof, shall be deemed expressly to have withheld any consent to the assumption under Section 365 of the Bankruptcy Code or otherwise, of the Purchase Contract by the

Company or its trustee in the event that the Company becomes the debtor under the Bankruptcy Code.

               Section 3.11.  Cusip Numbers.

               The Company in issuing the Securities may use "CUSIP" numbers (if then generally in use), and, if so, the Agent shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of Acceleration and that reliance may be placed only on the other identification numbers printed on the Securities, and any such Acceleration shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Agent of any change in the CUSIP numbers.


                                   ARTICLE 4

                              The Treasury Notes

               Section 4.01.  Payment of Interest; Interest Rights Preserved.

               Interest on any Treasury Note which is paid on any Payment Date shall, subject to receipt thereof by the Agent from the Collateral Agent as provided by the terms of the Pledge Agreement, be paid to the Person in whose name the Security Certificate (or one or more Predecessor Security Certificates) of which such Treasury Note is a part is registered at the close of business on the Record Date next preceding such Payment Date. The Company shall pay the accrued interest on the Treasuary Notes for the period from November 1, 1996 to November 6, 1996 (the "Holder's Accrued Interest"). The Holder shall receive the Holder's Accrued Interest as part of the interest payment on the Treasury Notes upon the first Payment Date.

               Each Security Certificate evidencing Treasury Notes delivered under this Agreement upon registration of transfer of or in exchange for or in lieu of any other Security Certificate shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by the Treasury Notes underlying such other Security Certificate.

               In the case of any Security with respect to which settlement of the underlying Purchase Contract is effected on a Settlement Date after any Record Date and on or prior to the next succeeding Payment Date, interest on the Treasury Notes underlying such Security otherwise payable on such Payment Date shall be payable on such Payment Date notwithstanding such settlement, and such interest shall, subject to receipt thereof by the Agent, be paid to the Person in whose name the Security Certificate (or one or more Predecessor Security Certificates) is registered at the close of business on the Record Date.

            Section 4.02. Transfer of Treasury Notes upon Certain Events or Sale of Treasury Notes.

            (a) Upon the occurrence of a Bankruptcy Event or Sale of Assets and the transfer to the Agent of the Treasury Notes underlying such Securities pursuant to the terms of the Pledge Agreement, the Agent shall request transfer instructions with respect to such Treasury Notes from each Holder of Securities by written request mailed to such Holder at his address as it appears in the Security Register, in respect of the Treasury Notes underlying the Security Certificate held by such Holder. Upon surrender to the Agent of a Security Certificate with such transfer instructions in proper form for transfer of the Treasury Notes by Federal Reserve Bank-Wire or other appropriate procedure, subject to the receipt of the Treasury Notes, the Agent shall transfer the Treasury Notes evidenced by such Security Certificate to such Holder in accordance with such instructions within three Business Days. If a Security Certificate is not duly surrendered to the Agent with appropriate transfer instructions, the Agent shall hold the Treasury Notes evidenced by such Security Certificate as custodian for the Holder of such Security Certificate.

            (b) In the event of an Acceleration of Securities, Holders so accelerated may elect to pay to the Company through the Agent by no later than 5:00 p.m., New York City time on the third Business Day immediately preceding the Acceleration Date in immediately available funds an amount in U.S. dollars equal to the Stated Amount per Security so accelerated. Holders may make the election provided in this Section only in integral multiples of Securities. Upon Surrender to the Agent of a Security Certificate with such transfer instructions in proper form for transfer of the Treasury Notes by Federal Reserve Bank-Wire or other appropriate procedure, along with the payment described in the previous sentence, the Agent shall transfer the Treasury Notes evidenced by such Security Certificate to such Holder in accordance with such instructions within three Business Days of such payment. The Company will pay on the Acceleration Date only accrued Contract Fees to holders of Securities who elect to pay the Stated Amount in cash upon an Acceleration as provided in this Section.

            (c) Treasury Notes shall be transferred only in denominations of
$    and integral multiples thereof.  As promptly as practicable following the occurrence of a Bankruptcy Event, Sale of Assets, Holder's Early Settlement or Acceleration (in connection with which some Holders have elected to receive the Treasury Notes in accordance with paragraph (b) of this Section), the Company shall determine the excess of (i) the aggregate principal amount of Treasury Notes underlying the Outstanding Securities over (ii) the aggregate principal amount of Treasury Notes in denominations of $ and integral multiples thereof transferrable to Holders of record on such Bankruptcy Event Date, Sale of Assets Date, Holder's Early Settlement Date or Acceleration Date, (such excess being herein referred to as the "Excess Treasury Notes"). As soon as practicable after transfer to the Agent of the Treasury Notes underlying the Outstanding Securities as provided in the Pledge Agreement, at the instruction of the Company the Agent shall sell the Excess Treasury Notes to or through one or more U.S. Government securities dealers selected by the Company at then prevailing prices. The Agent shall deduct from the proceeds of such sales all commissions and other out-of-pocket transaction costs incurred in connection with such sales of Excess Treasury Notes and, until the net proceeds of such sale or sales have been distributed to Holders of the Securities (in the case of an Acceleration, Holders who have elected to receive Treasury Notes), the Agent shall hold such proceeds as custodian for such Holders of Securities. Such proceeds shall be held by the Agent uninvested without liability to any Person for interest or other compensation thereon. Each Holder shall be entitled to receive a portion, if any, of such net proceeds in lieu of

Treasury Notes with a principal amount of less than $ determined by multiplying the aggregate amount of such net proceeds by a fraction, the numerator of which is the fraction of $ in principal amount of Treasury Notes to which such Holder would otherwise be entitled (after taking into account all Securities then held by such Holder) and the denominator of which is the aggregate principal amount of Excess Treasury Notes.

            (d) In the case of an Acceleration of Securities, except with respect to Holders that elect to pay the Stated Amount in immediately available funds not later than 5:00 p.m., New York City time on the third Business Day immediately preceding the Acceleration Date in accordance with paragraph (b) of this Section, the Agent on behalf of each Holder will sell on the second Business Day immediately preceding the Acceleration Date the Treasury Notes underlying each such Holder's Securities to or through one or more U.S. government securities dealers selected by the Company at the then prevailing prices and automatically apply on the Acceleration Date, out of the proceeds of such sale, an amount equal to the Stated Amount to satisfy in full each such Holder's obligation to purchase the Common Stock on the Acceleration Date. Any excess proceeds (in respect of premium on the sale of the Treasury Notes) will be paid to such Holder. In the event that the proceeds from the sale of such Treasury Notes (exclusive of accrued interest on the Treasury Notes) is less than the Stated Amount, such proceeds nevertheless will be considered to satisfy in full each such Holder's obligation to purchase the Common Stock on the Acceleration Date. Amounts in respect of accrued interest on the Treasury Notes will be paid to each such Holder on the Acceleration Date. The Agent shall deduct from the proceeds of such sales all commissions and other out-of-pocket transaction costs incurred in connection with the sale of such Treasury Notes and, until the net proceeds of such sale or sales have been distributed to Holders of the Securities, the Agent shall hold such proceeds as custodian for the Holders of Securities. Such proceeds shall be held by the Agent uninvested without liability to any Person for interest or other compensation thereon.


                                   ARTICLE 5

                            The Purchase Contracts

               Section 5.01. Purchase of Shares of Common Stock on the Final Settlement Date.

               Each Purchase Contract shall obligate the Holder of the related Security to purchase, and the Company to sell, on the Final Settlement Date at a price equal to the Stated Amount, a number of shares of Common Stock equal to the Settlement Rate on the Final Settlement Date, unless, on or prior to the Final Settlement Date, there shall have occurred a Bankruptcy Event , Sale of Assets, an Acceleration or a Holder's Early Settlement with respect to the Security of which such Purchase Contract is a part. The "Settlement Rate" is initially equal to a share of Common Stock per Purchase Contract, subject to adjustments as set forth in Section 5.06.

               Each Holder of a Security Certificate evidencing Securities, by his acceptance thereof, authorizes the Agent to enter into and perform the related Purchase Contracts on his behalf as his attorney-in-fact, agrees to be bound by the terms and provisions thereof, covenants and agrees to perform his obligations under such Purchase Contracts, consents to the provisions hereof, authorizes the Agent as his attorney-in-fact to enter into and perform the Pledge Agreement on his behalf as his attorney-in-fact, and consents to and agrees to be bound by the Pledge of the Treasury Notes underlying such Security Certificate pursuant to the Pledge Agreement. Each Holder of a Security, by his acceptance thereof, further covenants and agrees, that, to the extent and in the manner provided in Section 5.04 and the Pledge Agreement, but subject to the terms thereof, payments in respect of principal of the Treasury Notes on the Final Settlement Date shall be paid by the Collateral Agent to the Company in satisfaction of such Holder's obligations under such Purchase Contract and such Holder shall acquire no right, title or interest in such payments.

               Upon registration of transfer of a Security Certificate evidencing Purchase Contracts, the transferee shall be bound (without the necessity of any other action on the part of such transferee), under the terms of this Agreement, the Purchase Contracts evidenced thereby and the Pledge Agreement and the transferor shall be released from the obligations under the Purchase Contracts evidenced by the Security Certificates so transferred. The Company covenants and agrees, and each Holder of a Security Certificate, by his acceptance thereof, likewise covenants and agrees, to be bound by the provisions of this paragraph.

               Section 5.02.  Contract Fees.

               Subject to Section 5.03, the Company shall pay by 12:00 noon New York City time to the Agent, on each Payment Date, the Contract Fees payable in respect of each Purchase Contract for the benefit of the Person in whose name the Security Certificate (or one or more Predecessor Security Certificates) evidencing such Purchase Contract is registered at the close of business on the Record Date next preceding such Payment Date. The Contract Fees will be payable at the office of the Agent in The City of New York maintained for that purpose or, at the option of the Company, by check mailed to the address of the Person entitled thereto at such address as it appears on the Security Register.

               Each Security Certificate delivered under this Agreement upon registration of transfer of or in exchange for or in lieu of any other Security Certificate shall carry the rights to Contract Fees accrued and unpaid, and to accrue, which were carried by the Purchase Contracts evidenced by such other Security Certificate.

               In the case of any Security with respect to which settlement of the underlying Purchase Contract is effected on a Settlement Date after any Record Date and on or prior to the next succeeding Payment Date, Contract Fees otherwise payable on such Payment Date shall be payable on such Payment Date notwithstanding such settlement, and such Contract Fees shall be paid to the Person in whose name the Security Certificate evidencing such Security (or one or more Predecessor Security Certificates) is registered at the close of business on such Record Date. Except as otherwise expressly provided in the immediately preceding sentence, in the case of any Security with respect to which settlement of the underlying Purchase Contract is effected on a Settlement Date (other than a Holder's Early Settlement Date), Contract Fees that would otherwise be payable after such Settlement Date with respect to the Purchase Contract underlying such Security shall not be payable. Contract

Fees shall not be paid upon a Bankruptcy Event.

               The Company's obligations with respect to Contract Fees shall rank equally and pari passu with all other senior and unsubordinated debt of the Company.

               Section 5.03.  Deferral of Payment Dates for Contract Fees.

               The Company shall have the right, at any time prior to the Final Settlement Date, an Acceleration Date or Sale of Assets Date applicable to a Holder's Securities, to defer the payment of any or all of the Contract Fees otherwise payable on any Payment Date (on a pro rata basis among all Outstanding Securities), but only if the Company shall give the Holders and the Agent written notice of its election to defer such payment (specifying the amount to be deferred) at least ten Business Days prior to the earlier of (i) the next succeeding Payment Date or (ii) the date the Company is required to give notice of the Record Date or Payment Date with respect to payment of such Contract Fees to the NYSE or other applicable self-regulatory organization or to Holders of the Securities, but in any event not less than two Business Days prior to such Record Date. Any Contract Fees so deferred shall bear additional Contract Fees thereon at the rate of ______% per annum (computed on the basis of the actual number of days elapsed in a year of 365 or 366 days, as the case may be), compounding on each succeeding Payment Date, until paid in full (such deferred installments of Contract Fees together with the additional Contract Fees accrued thereon, are referred to herein as the "Deferred Contract Fees"). Deferred Contract Fees shall be due on the next succeeding Payment Date except to the extent that payment is deferred pursuant to this Section. The Company may pay Deferred Contract Fees in whole or in part on any Payment Date (on a pro rata basis among all Outstanding Securities). No Contract Fees may be deferred to a date that is after the Final Settlement Date or a Sale of Assets Date or, with respect to any particular Purchase Contract, the Acceleration thereof.

               In the event the Company elects to defer the payment of Contract Fees on the Purchase Contract until the Final Settlement Date, a Sale of Assets Date, a Company Acceleration Date or a Mandatory Acceleration Date (with respect to which the Company has not elected to make payment in shares of Common Stock), the Company shall make a cash payment equal to the aggregate amount of Deferred Contract Fees payable to a Holder.

               No fractional shares of Common Stock will be issued by the Company with respect to the payment of Deferred Contract Fees on a Mandatory Acceleration Date. In lieu of fractional shares otherwise issuable with respect to such payment of Deferred Contract Fees, the Holder will be entitled to receive an amount in cash as provided in Section 5.11.

               In the event the Company exercises its option to defer the payment of Contract Fees, then, until the Deferred Contract Fees have been paid in full, the Company shall not declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock (other than (i) purchase or acquisitions of shares of Common Stock in connection with the satisfaction by the Company of its obligations under any employee benefit plans now or hereafter in effect or the satisfaction by the Company of its obligations pursuant to any contract or security now or hereafter outstanding requiring the Company to purchase shares of Common Stock, (ii) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock (iii) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (iv) the payment of accrued dividends (and cash in lieu of fractional shares) upon the conversion of any shares of preferred stock of the Company as may be outstanding from time to time, in accordance with the terms of such stock or (v) dividends on its capital stock paid in shares of capital stock) or make any guarantee payments with respect to the foregoing.

               Section 5.04.  Payment of Purchase Price.

               Unless a Holder settles the underlying Purchase Contract either through the early delivery of cash to the Agent in the manner described in Sections 4.02(b), 5.08, 5.10 or otherwise, the purchase price for the shares of Common Stock purchased pursuant to a Purchase Contract shall be paid by application of payments received by the Company on the Final Settlement Date or an earlier Acceleration Date from the Collateral Agent pursuant to the Pledge Agreement in respect of the principal of the Treasury Notes Pledged to secure the obligations of the relevant Holder under such Purchase Contract. Such application shall satisfy in full the obligations under such Purchase Contract of the Holder of the Security of which such Purchase Contract is a part. The Company shall not be obligated to issue any shares of Common Stock in respect of a Purchase Contract or deliver any certificates therefor to the Holder unless it shall have received payment in full of the aggregate purchase price for the shares of Common Stock to be purchased thereunder in the manner herein set forth.

               Section 5.05.  Issuance of Common Stock.

               Unless a Bankruptcy Event or Sale of Assets shall have occurred on or prior to the Final Settlement Date or an earlier Acceleration Date, on the Final Settlement Date or an earlier Acceleration Date, upon the Company's receipt of payment in full of the purchase price for the shares of Common Stock purchased by the Holders pursuant to the foregoing provisions of this Article, and in payment of Deferred Contract Fees, if any, owed by the Company to the Holders, the Company shall issue and deposit with the Agent, for the benefit of the Holders of the Outstanding Securities, one or more certificates representing the shares of Common Stock registered in the name of the Agent (or its nominee) as custodian for the Holders (such certificates for shares of Common Stock, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Final Settlement Fund" or "Acceleration Settlement Fund" as applicable) to which the Holders are entitled hereunder. Subject to the foregoing, upon surrender of a Security Certificate to the Agent on or after the Final Settlement Date or earlier Acceleration Date, together with settlement instructions thereon duly completed and executed, the Holder of such Security Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Common Stock which such Holder is entitled to receive pursuant to the provisions of this Article Five (after taking into account all Securities then held by such Holder) together with cash in lieu of fractional shares as provided in Section 5.11 or any other cash payments and any dividends or distributions with respect to such shares constituting part of the Final Settlement Fund or Acceleration Settlement Fund, as applicable, but without any interest thereon, and the Security Certificate so surrendered shall forthwith be cancelled. Such shares shall be registered in the name of the Holder or the Holder's designee as specified in the settlement instructions on the Security Certificate. If any shares of Common Stock issued in respect of a Purchase Contract are to be registered to a Person other than the Person in whose name the Security Certificate evidencing such Purchase Contract is registered, no such registration shall be made unless the Person requesting such registration has paid any transfer and other taxes required by reason of such registration in a name other than that of the registered Holder of the Security Certificate evidencing such Purchase Contract or has established to the satisfaction of the Company that such tax either has been paid or is not payable.

            Section 5.06. Adjustment of Settlement Rate for Dividends, Distributions, Stock Splits, Etc.

            (a) In case the Company shall pay or make a dividend or other distribution on any class of Common Stock of the Company in Common Stock, the Settlement Rate in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be increased by dividing such Settlement Rate by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such increase to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this paragraph (a), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

            (b) In case the Company shall issue rights, options or warrants to all holders of its Common Stock (not being available on an equivalent basis to Holders of the Securities upon settlement of the Purchase Contracts underlying such Securities) entitling them, for a period expiring within 45 days after the record date for the determination of stockholders entitled to receive such rights, options or warrants, to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price per share of the Common Stock on the date fixed for the determination of stockholders entitled to receive such rights, options or warrants (other than pursuant to a dividend reinvestment plan), the Settlement Rate in effect at the opening of business on the day following the date fixed for such determination shall be increased by dividing such Settlement Rate by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such Current Market Price and the denominator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase, such increase to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this paragraph (b), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company shall not issue any such rights, options or warrants in respect of shares of Common Stock held in the treasury of the Company.

            (c) In case outstanding shares of Common Stock shall be subdivided or split into a greater number of shares of Common Stock, the Settlement Rate in effect at the opening of business on the day following the day upon which such subdivision or split becomes effective shall be proportionately increased, and, conversely, in case outstanding shares of Common Stock shall each be combined into a smaller number of shares of Common Stock, the Settlement Rate in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately reduced, such increase or reduction, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision, split or combination becomes effective.

            (d) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock evidences of its indebtedness or assets (including securities, but excluding any rights or warrants referred to in paragraph (b) of this Section, any dividend or distribution paid exclusively in cash and any dividend or distribution referred to in paragraph
(a) of this Section), the Settlement Rate shall be adjusted so that the same shall equal the rate determined by dividing the Settlement Rate in effect immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution by a fraction of which the numerator shall be the Current Market Price per share of the Common Stock on the date fixed for such determination less the then fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution filed with the Agent) of the portion of the assets or evidences of indebtedness so distributed applicable to one share of Common Stock and the denominator shall be such Current Market Price per share of the Common Stock, such adjustment to become effective immediately prior to the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such distribution. In any case in which this paragraph (d) is applicable, paragraph
(b) of this section shall not be applicable.

            (e) In case the Company shall by dividend or otherwise, distribute to all holders of its Common Stock cash excluding any quarterly cash dividend on the Common Stock to the extent that the aggregate cash dividend per share of Common Stock in any quarter does not exceed the greater of (x) the amount per share of Common Stock of the next preceding quarterly cash dividend on the Common Stock to the extent that such preceding quarterly dividend did not require an adjustment of the conversion price pursuant to this clause (as adjusted to reflect subdivisions or combinations of the Common Stock), and (y) 3.75% of the average of the last reported sales price of the Common Stock during the ten consecutive Trading Days immediately prior to the date of declaration of such dividend, and excluding any dividend or distribution in connection with the liquidation, dissolution or winding up of the Company (if an adjustment is required to be made as set forth in this paragraph (e) as a result of a distribution,
(i) that is a quarterly dividend, such adjustment would be based upon the amount by which such distribution exceeds the amount of the quarterly cash dividend permitted to be excluded pursuant to this paragraph (e) and (ii) that is not a quarterly dividend, such adjustment would be based upon the full amount of the distribution).

            (f) In case of a tender or exchange offer made by a person other than the Company or any subsidiary of the Company for an amount which increases the offeror's ownership of Common Stock of the Company to more than 25% of the Common Stock outstanding and shall involve the payment by such Person of consideration per share of Common Stock having a fair market value (as determined by the Board of Directors of the Company, whose determination shall be conclusive, and described in a Board Resolution) at the last time (the "Expiration Time") tenders or exchanges may be made pursuant to such tender or exchange offer (as it shall have been amended) that exceeds the exchange of the daily closing prices of the Common Stock on the NYSE on the three Trading Days next succeeding the Expiration Time, and in which, as of the Expiration Time, the Board of Directors of the Company is recommending acceptance of the offer, the Settlement Rate shall be reduced so that the same shall equal the price determined by dividing the Settlement Rate in effect immediately prior to the Expiration Time by a fraction of which the numerator shall be the number of shares of Common Stock of the Company outstanding (including any tendered or exchanged shares) on the Expiration Time multiplied by the exchange of the daily closing prices of the Common Stock on the NYSE on the three Trading Days next succeeding the Expiration Time and the denominator shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares") and (y) the product of the number of shares of Common Stock of the Company outstanding (less any Purchased Shares) on the Expiration Time and the exchange of the daily closing prices of the Common Stock on the NYSE on the three Trading Days next succeeding the Expiration Time, such reduction to become effective immediately prior to the opening of business on the day following the Expiration Time. In the event that such Person is obligated to purchase shares pursuant to any such tender or exchange offer, but such Person is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Settlement Rate shall again be adjusted to be the Settlement Rate which would then be in effect if such tender or exchange offer had not been made. Notwithstanding the foregoing, the adjustment described in this Section 5.06(f) shall not be made if, as of the Expiration Time, the offering documents with respect to such offer disclose a plan or intention to cause the Company to engage in a consolidation or merger of the Company or a sale of all or substantially all of the assets of the Company.

            (g) The reclassification of Common Stock into securities including securities other than Common Stock shall be deemed to involve (i) a distribution of such securities other than Common Stock to all holders of Common Stock (and the effective date of such reclassification shall be deemed to be "the date fixed for the determination of stockholders entitled to receive such distribution" and the "date fixed for such determination" within the meaning of paragraph (d) of this Section), and (ii) a subdivision, split or combination, as the case may be, of the number of shares of Common Stock outstanding immediately prior to such reclassification into the number of shares of Common Stock outstanding immediately thereafter (and the effective date of such reclassification shall be deemed to be "the day upon which such subdivision or split becomes effective" or "the day upon which such combination becomes effective", as the case may be, and "the day upon which such subdivision, split or combination becomes effective" within the meaning of paragraph (c) of this Section).

            (h) The "Current Market Price" per share of Common Stock on any date of determination means the average of the daily closing prices on the NYSE for the five consecutive Trading Days ending on and including such date of determination; provided, however, that if the closing price of the Common Stock on the NYSE on the Trading Day next following such five-day period (the "next-day closing price") is less than 95% of said average closing price, then the Current Market Price per share of Common Stock on such date of determination will be the next-day closing price; and provided, further, that if any adjustment of the Settlement Rate becomes effective as of any date during the period beginning on the first day of such five-day period and ending on the date on which Securities are to be accelerated, then the Current Market Price as determined pursuant to the foregoing will be appropriately adjusted to reflect such adjustment. A "Trading Day" means a day on which the Common Stock (i) is not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business and (ii) has traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the Common Stock.

            (i) All adjustments to the Settlement Rate shall be calculated to the nearest 1/100th of a share of Common Stock (or if there is not a nearest 5/1000th of a share to the next lower 1/100th of a share). No adjustment in the Settlement Rate shall be required unless such adjustment would require an increase or decrease of at least one percent therein; provided, however, that any adjustments which by reason of this subparagraph are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

            (j) The Company may make such increases in the Settlement Rate, in addition to those required by this Section, as it considers to be advisable in order to avoid or diminish any income tax to any holders of shares of Common Stock resulting from any dividend or distribution of stock or issuance of rights or warrants to purchase or subscribe for stock or from any event treated as such for income tax purposes or for any other reasons.

            Section 5.07.  Notice of Adjustments and Certain Other Events.

            (a) Whenever the Settlement Rate is adjusted as herein provided, the Company shall:

                 (i) forthwith compute the adjusted Settlement Rate in accordance with Section 5.06 and prepare and transmit to the Agent an Officers' Certificate setting forth the Settlement Rate, the method of calculation thereof in reasonable detail, and the facts requiring such adjustment and upon which such adjustment is based; and

                (ii) within 10 Business Days following the occurrence of an event that permits or requires an adjustment to the Settlement Rate pursuant to Section 5.06 (or if the Company is not aware of such occurrence, as soon as practicable after becoming so aware), provide a written notice to the Holders and the Agent of the Securities of the occurrence of such event and a statement in reasonable detail setting forth the method by which the adjustment to the Settlement Rate was determined and setting forth the adjusted Settlement Rate.

            (b) The Agent shall not at any time be under any duty or responsibility to any holder of Securities to determine whether any facts exist which may require any adjustment of the Settlement Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed in making the same. The Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property, which may at the time be issued or delivered with respect to any Purchase Contract; and the Agent makes no representation with respect thereto. The Agent shall not be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock pursuant to a Purchase Contract or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article.

            Section 5.08.  Acceleration; Notice.

            (a) Unless a Mandatory Acceleration, a Bankruptcy Event or Sale of Assets occurs prior to the Final Settlement Date, the Company shall have the right to accelerate, in whole or in part, the outstanding Securities (a "Company Acceleration") (subject to the notice provisions set forth in this Section). The Company may not exercise its right to accelerate the Securities unless the Current Market Price determined as of the second Business Day immediately preceding the Notice Date is equal to or exceeds the Company Acceleration Price applicable to such Notice Date. Upon the effective date of such acceleration ( a "Company Acceleration Date"), the Company shall deliver to the Agent for the benefit of the Holders thereof in exchange for each such Security accelerated, (i) a number of fully paid and non-assessable shares of Common Stock determined by dividing the Company Acceleration Price in effect on the date established for acceleration by the Current Market Price of the Common Stock determined as of the second Business Day immediately preceding the Notice Date and (ii) an amount in cash equal to all accrued and unpaid Contract Fees and Deferred Contract Fees, if any, on such Security to and including such Company Acceleration Date (and Contract Fees and Deferred Contract Fees, if any, shall cease to accrue on each Security accelerated as of such date).

            (b) Immediately prior to the effectiveness of a merger or consolidation of, or a statutory share exchange involving, the Company that results in the conversion or exchange of the Common Stock into, or the right to receive, other securities or other property (whether of the Company or any other entity) (any such merger, consolidation or share exchange being referred to herein as a "Merger or Consolidation"), each outstanding Security shall automatically convert into (a "Mandatory Acceleration"), unless sooner accelerated:

                 (i) fully paid and non-assessable shares of Common Stock at the Settlement Rate in effect on the effective time on the date of any Merger or Consolidation (the "Mandatory Acceleration Date"); plus

                (ii) the right to receive an amount in cash equal to all accrued and unpaid Contract Fees and Deferred Contract Fees, if any (except as provided in herein) on such Securities to and including the Mandatory Acceleration Date (and Contract Fees and Deferred Contract Fees shall cease to accrue as of the Mandatory Acceleration Date); plus

               (iii) the right to receive an amount in cash initially equal to $____, declining by $________ on each day following [date] (computed on the basis of a 360-day year of twelve 30-day months) to $_____ on [date] and equal to zero thereafter, in each case determined with reference to the Mandatory Acceleration Date.

               At the option of the Company, it may deliver on the Mandatory Acceleration Date in lieu of some or all of the cash consideration described in clause (iii) above, fully paid and non-assessable shares of Common Stock. The number of shares of Common Stock to be delivered in lieu of any cash consideration described in such clause (iii) shall be determined by dividing the amount of cash consideration that the Corporation has elected to deliver in Common Stock by the Current Market Price of the Common Stock determined as of the second Business Date immediately preceding the Notice Date.

            (c) The Company will provide notice of any Acceleration of Securities (including any potential acceleration upon the effectiveness of a Merger or Consolidation) to holders of record of the Securities to be accelerated and the Agent not less than 30 nor more than 60 days prior to the date fixed for such Acceleration, as the case may be; provided, however, that if the effectiveness of a Merger or Consolidation makes it impracticable to provide at least 30 days' notice, the Company shall provide such notice as soon as practicable prior to such effectiveness. Such notice shall be provided by mailing notice of such Acceleration first class postage prepaid, to each holder of record of the Securities to be accelerated, at such holder's address as it appears on the Security Register of the Company, and by publishing notice thereof in The Wall Street Journal or The New York Times or, if neither such newspaper is then being published, any other daily newspaper of national circulation (each, an "Authorized Newspaper"). The "Notice Date" with respect to any notice given by the Company in connection with an Acceleration of the Securities means the earlier of the commencement of the mailing of such notice to Holders of Securities or the date such notice is first published in accordance with the preceding sentence. Each such mailed or published notice shall state, as appropriate, the following:

                        (A) the Acceleration Date;

                        (B) the number of Securities to be accelerated and, if
                   less than all the Securities held by any Holder are to be accelerated, the number of such Securities to be accelerated;

                        (C) the Mandatory Acceleration Price or the Company

                   Acceleration Price, as applicable, and the Current Market Price to be used to calculate the number of shares of Common Stock deliverable upon acceleration;

                        (D) whether the Company is exercising any option to
                   deliver shares of Common Stock in lieu of any cash (in the case of a Mandatory Acceleration) and the Current Market Price to be used to calculate the number of such shares of Common Stock;

                        (E) the place or places where certificates for such
                   Securities are to be surrendered for acceleration;

                        (F) the amount of accrued and unpaid Contract Fees
                   (and Deferred Contract Fees, if any) payable per Security to be accelerated to and including such Acceleration Date, and that Contract Fees and Deferred Contract Fees on Securities to be accelerated will cease to accrue on such Acceleration Date.

               (d) The Company's obligation to deliver shares of Common Stock and provide funds in accordance with this Section shall be deemed fulfilled if, on or before an Acceleration Date, the Company shall deposit, with a bank or trust company having an office or agency and doing business in the Borough of Manhattan in The City of New York and having a capital and surplus of at least $50,000,000 such number of shares of Common Stock and funds as are required to be delivered by the Company pursuant to this section upon the occurrence of the related Acceleration (including the payment of fractional share amounts), together with funds sufficient to pay all accrued and unpaid Contract Fees and Deferred Contract Fees, if any, to be accelerated as required by this Section, in trust for the account of the Holders of the Securities to be accelerated (and so as to be and continue to be available therefor), with irrevocable written instructions and authority to such bank or trust company that such shares and funds be delivered upon at the end of six years after such Acceleration Date shall be paid by such bank or trust company to the Company, after which the Holder or Holders of such Securities so called for Acceleration shall look only to the Company for delivery of such shares of Common Stock or Funds.

               Each holder of Securities to be accelerated shall surrender the certificates evidencing such shares to the Company at the place designated in the notice of such Acceleration and shall thereupon be entitled to receive certificates evidencing shares of Common Stock, and cash, if any, payable pursuant to this Section, following such surrender and following the date of such Acceleration. In case fewer than all the Securities are accelerated, a new certificate shall be issued at the expense of the Company representing the unaccelerated Securities.

               Section 5.09.  Bankruptcy Event or Sale of Assets; Notice.

               The Purchase Contracts and the obligations and rights of the Company and the Holders thereunder, including, without limitation, the rights of the Holders to receive and the obligation of the Company to pay any Contract Fees, shall immediately and automatically terminate, without the necessity of any notice or action by any Holder, the Agent or the Company, if, on or prior to the Final Settlement Date, a Bankruptcy Event or Sale of Assets shall have occurred, provided that, in the event of a Sale of Assets, the Company will pay all accrued and unpaid Contract Fees and Deferred Contract Fees, if any, to Holders on the tenth Business Day following the Sale of Assets Date. Upon and after the occurrence of a Bankruptcy Event or Sale of Assets, the Securities shall thereafter represent the right to receive the Treasury Notes forming a part of such Securities in accordance with the provisions of Section 4.02 and the Pledge Agreement. Upon the occurrence of a Bankruptcy Event or Sale of Assets, the Company shall promptly but in no event after two Business Days thereafter give written notice to the Agent, the Collateral Agent and to the Holders, at their addresses as they appear in the Security Register.

            Section 5.10.  Holder's Early Settlement.

            (a) Subject to and upon compliance with the provisions of this
Section 5.10, at the option of the Holder thereof, any Purchase Contracts underlying Securities having an aggregate Stated Amount equal to [$__,000] or an integral multiple thereof may be settled early ("Holder's Early Settlement") as provided herein. In order to exercise the right to effect Holder's Early Settlement, the Holder of the Security Certificate shall deliver such Security Certificate to the Agent at the Corporate Trust Office duly endorsed for transfer to the Company or in blank with the form of Election to Settle Early on the reverse thereof duly completed and accompanied by payment in the form of a certified or cashier's check payable to the order of the Company in immediately available funds in a U.S. dollar amount (the "Holder's Early Settlement Amount") equal to the product of (A) the Stated Amount times (B) the number of Purchase Contracts with respect to which the Holder has elected to effect Holder's Early Settlement. If such delivery is made with respect to any Securities during the period from the close of business on any Record Date next preceding any Payment Date to the opening of business on such Payment Date, the amount equal to the sum of (x) the Contract Fees and Deferred Contract Fees, if any, payable on such Payment Date with respect to such Purchase Contracts plus (y) the interest on the related Treasury Notes payable on such Payment Date. If the foregoing requirements are first satisfied with respect to Purchase Contracts underlying any Securities at or prior to 5:00 p.m., New York City time, on a Business Day, such day shall be the "Holder's Early Settlement Date" with respect to such Securities and if such requirements are first satisfied after 5:00 p.m., New York City time, on a Business Day or on a day that is not a Business
Day, the "Holder's Early Settlement Date" with respect to such Securities shall be the next succeeding Business Day.

            (b) The Company shall cause the Treasury Notes deliverable upon a Holder's Early Settlement to be released from the Pledge by the Collateral Agent and transferred to the Agent, for delivery to the Holder thereof or its designee, no later than the third Business Day after the applicable Holder's Early Settlement Date.

            (c) Upon Holder's Early Settlement and subject to receipt from the Collateral Agent of the Treasury Notes, the Agent shall, in accordance with the written instructions provided by the Holder thereof on the form (or a writing substantially similar to the form) of Election to Settle Early on the reverse of the Security Certificate evidencing the related Securities, transfer the Treasury Notes forming a part of such Securities to the applicable Holder.

            (d) Upon a Holder's Early Settlement, the Company shall issue and deliver to the Agent Prepaid Securities at the Corporate Trust Office a certificate or certificates equal to the aggregate Stated Amount of the Securities subject to such Holder's Early Settlement, and the Agent shall transfer such Prepaid Securities to the Holders no later than the third Business Day after the applicable Holder's Early Settlement Date.

            (e) In the event that a Holder's Early Settlement is effected with respect to less than all the Securities evidenced by a Security Certificate upon such Holder's Early Settlement, the Company shall execute and the Agent shall authenticate, countersign and deliver to the Holder thereof, at the expense of the Company, a Security Certificate evidencing the Securities as to which Holder's Early Settlement was not effected.

               Section 5.11.  No Fractional Shares.

               No fractional shares or scrip representing fractional shares of Common Stock shall be issued or delivered upon settlement on the Final Settlement Date or upon earlier Acceleration or with respect to the payment of any premium (if any) on a Mandatory Acceleration (if the Company elects to pay such amounts in shares of Common Stock in lieu of cash), on the Final Settlement Date or earlier Acceleration Date. If Security Certificates evidencing more than one Purchase Contract shall be surrendered for settlement at one time by the same Holder, the number of full shares of Common Stock which shall be delivered upon settlement shall be computed on the basis of the aggregate number of Purchase Contracts evidenced by the Security Certificates so surrendered. Instead of any fractional share of Common Stock which would otherwise be deliverable upon settlement of any Purchase Contracts on the Final Settlement Date or an earlier Acceleration Date or with respect to the payment of any premium (if any) on a Mandatory Acceleration (if the Company elects to pay such amounts in shares of Common Stock in lieu of cash), the Company, through the Agent, shall make a cash payment in respect of such fractional interest in an amount equal to the value of such fractional shares at the Closing Price per share on the Business Day immediately preceding the Final Settlement Date or the related earlier Acceleration Date, respectively. The Company shall provide the Agent from time to time with sufficient funds to permit the Agent to make all cash payments required by this section 5.11 in a timely manner.

               Section 5.12.  Charges and Taxes.

               The Company will pay all stock transfer and similar taxes attributable to the initial issuance and delivery of the shares of Common Stock pursuant to the Purchase Contracts and in payment of any premium (in the case of the Company's election to pay such premium in Common Stock upon a Mandatory Acceleration); provided, however, that the Company shall not be required to pay any such tax or taxes which may be payable in respect of any exchange of or substitution for a Security Certificate evidencing a Purchase Contract or any issuance of a share of Common Stock in a name other than that of the registered Holder of a Security Certificate surrendered in respect of the Purchase Contracts evidenced thereby, other than in the name of the Agent, as custodian for such Holder, and the Company shall not be required to issue or deliver such share certificates or Security Certificates unless or until the Person or Persons requesting the transfer or issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.


                                   ARTICLE 6

                                   Remedies

              Section 6.01. Unconditional Right of Holders to Receive Contract Fees and Purchase Common Stock.

               The Holder of any Security shall have the right, which is absolute and unconditional (subject to the right of the Company to defer payment thereof pursuant to Section 5.03), to receive payment of each installment of the Contract Fees with respect to the Purchase Contract constituting a part of such Security on the respective Payment Date for such Security and to purchase Common Stock pursuant to the terms of such Purchase Contract and, in each such case, to institute suit for the enforcement of any such payment and right to purchase Common Stock, and such rights shall not be impaired without the consent of such Holder.

              Section 6.02.  Restoration of Rights and Remedies.

              If any Holder of Securities has instituted any proceeding to enforce any right or remedy under this Agreement and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to such Holder, then and in every such case, subject to any determination in such proceeding, the Company and such Holder shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of such Holder shall continue as though no such proceeding had been instituted.

              Section 6.03.  Rights and Remedies Cumulative.

              Except as otherwise provided with respect to the replacement of mutilated, destroyed, lost or stolen Security Certificates in the last paragraph of Section 3.06, no right or remedy herein conferred upon or reserved to the Holders of Securities is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

              Section 6.04.  Delay or Omission Not Waiver.

              No delay or omission of any Holder to exercise any right or remedy shall impair any such right or remedy or constitute a waiver of any such right. Every right and remedy given by this Article or by law to the Holders may be exercised from time to time, and as often as may be deemed expedient, by such Holders.

              Section 6.05.  Undertaking for Costs.

              All parties to this Agreement agree, and each Holder of any Security by his acceptance of the Security Certificate evidencing such Security shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Agreement, or in any suit against the Agent for any action taken, suffered or omitted by it as Agent, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this section shall not apply to any suit instituted by the Company, to any suit instituted by the Agent, to any suit instituted by any Holder of Securities, or group of Holders, holding in the aggregate more than 10% of the Outstanding Securities, or to any suit instituted by any Holder for the enforcement of the payment of the interest on any Treasury Note or the Contract Fees are due on any Purchase Contract on or after the respective Payment Date therefor constituting a part of the Securities held by such Holder, or for enforcement of the right to purchase shares of Common Stock under the Purchase Contracts constituting a part of the Securities held by such Holder.

               Section 6.06.  Waiver of Stay or Extension Laws.

               The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Agreement; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Agent or the Holders, but will suffer and permit the execution of every such power as though no such law had been enacted.


                                   ARTICLE 7

                                   The Agent

               Section 7.01.  Certain Duties and Responsibilities.

                  (a) (i) The Agent undertakes to perform, with respect to the
               Securities, such duties and only such duties as are specifically set forth in this Agreement and those duties which relate to the Agent in the Pledge Agreement, and no implied covenants or obligations shall be read into this Agreement against the Agent; and

                   (ii) in the absence of bad faith or negligence on its part, the Agent may, with respect to the Securities, conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Agent and conforming to the requirements of this Agreement, but in the case of any certificates or opinions which by any provision hereof are specifically required to be furnished to the Agent, the Agent shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Agreement (but need not confirm or investigate the accuracy of mathematical calculations stated therein).

                  (iii) In case an Event of Default has occurred and is
               continuing, the Agent shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

          (b) No provision of this Agreement shall be construed to relieve the Agent from liability for its own negligent action, its own negligent failure to act, or its own wilful misconduct, except that

                   (i) this subsection shall not be construed to limit the
               effect of Subsection(a) of this Section;

                  (ii) the Agent shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Agent was negligent in ascertaining the pertinent facts; and

                 (iii) no provision of this Agreement shall require the Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk is not reasonably assured to it.

          (c) Whether or not therein expressly so provided, every provision of this Agreement relating to the conduct or affecting the liability of or affording protection to the Agent shall be subject to the provisions of this Section.

               Section 7.02.  Notice of Default.

               Within 30 days after the occurrence of any default by the Company hereunder, of which a Responsible Officer of the Agent has actual knowledge, the Agent shall transmit by mail to all Holders of Securities, as their names and addresses appear in the Security Register, notice of such default hereunder, unless such default shall have been cured or waived.

               Section 7.03.  Certain Rights of Agent.

               Subject to the provisions of Section 7.10:

               (a) the Agent may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

               (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by an Officers' Certificate, Issuer Order or Issuer Request, and any resolution of the Board of Directors of the Company may be sufficiently evidenced by a Board Resolution;

               (c) whenever in the administration of this Agreement the Agent shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Agent (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate of the Company;

               (d) the Agent may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

               (e) the Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Agent, in its discretion, may make reasonable further inquiry or investigation into such facts or matters related to the issuance of the Securities and the execution, delivery and performance of the Purchase Contracts as it may see fit, and, if the Agent shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and promises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation; and

               (f) the Agent may execute any of its powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or an Affiliate and the Agent shall not be responsible for any misconduct or negligence on the part of any agent or attorney or an Affiliate appointed with due care by it hereunder.

               (g) the Agent shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement at the request or direction of any of the Holders pursuant to this Agreement, unless such Holders shall have offered to the Agent reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

               (h) the Agent shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement.

               Section 7.04. Not Responsible for Recitals or Issuance of Securities.

               The recitals contained herein and in the Security Certificates shall be taken as the statements of the Company and the Agent assumes no responsibility for their accuracy. The Agent makes no representations as to the validity or sufficiency of either this Agreement or of the Securities, or of the Pledge Agreement or the Pledge. The Agent shall not be accountable for the use or application by the Company of the proceeds in respect of the Purchase Contracts.

               Section 7.05.  May Hold Securities.

               Any Security Registrar or any other agent of the Company, or the Agent and its Affiliates, in their individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Company, the Collateral Agent or any other Person with the same rights it would have if it were not Security Registrar or such other agent, or the Agent.

               Section 7.06.  Money Held in Custody.

               Money held by the Agent in custody hereunder need not be segregated from the other funds except to the extent required by law. The Agent shall be under no obligation to invest or pay interest on any money received by it hereunder except pursuant to the provisions of Section 4.01 or as otherwise agreed in writing with the Company.

               Section 7.07.  Compensation and Reimbursement.

               The Company agrees:

               (a) to pay to the Agent from time to time reasonable compensation for all services rendered by it hereunder as the Company and the Agent shall, from time to time, agree in writing (which compensation shall be limited by any applicable provisions of law);

               (b) except as otherwise expressly provided herein, to reimburse the Agent upon its request for all reasonable expenses, disbursements and advances incurred or made by the Agent in accordance with any provision of this Agreement (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

               (c) to indemnify the Agent and any predecessor Agent for, and to hold each of them harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of its duties hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

               (d) The provisions of this Section shall survive the termination of this Agreement.

               Section 7.08.  Corporate Agent Required; Eligibility.

               There shall at all times be an Agent hereunder which shall be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to exercise corporate trust powers, having (or being a member of a bank holding company having) a combined capital and surplus of at least $50,000,000, subject to supervision or examination by Federal or State authority and having a Corporate Trust Office in the Borough of Manhattan, The City of New York, if there be such a corporation in the Borough of Manhattan, The City of New York qualified and eligible under this Article and willing to act on reasonable terms. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Agent shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

            Section 7.09.  Resignation and Removal; Appointment of Successor.

            (a) No resignation or removal of the Agent and no appointment of a successor Agent pursuant to this Article shall become effective until the acceptance of appointment by the successor Agent in accordance with the applicable requirements of Section 7.10.

            (b) The Agent may resign at any time by giving written notice thereof to the Company 60 days prior to the effective date of such resignation. If the instrument of acceptance by a successor Agent required by
Section 7.10 shall not have been delivered to the Agent within 30 days after the giving of such notice of resignation, the resigning Agent may petition any court of competent jurisdiction for the appointment of a successor Agent.

            (c) The Agent may be removed at any time by Act of the Holders of a majority in number of the Outstanding Securities delivered to the Agent and the Company.

            (d) if at any time

                  (i) the Agent fails to comply with Section 310(b) of the TIA, as if the Agent were an indenture trustee under an indenture qualified under the TIA, after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or

                 (ii) the Agent shall cease to be eligible under Section 7.08 and shall fail to resign after written request therefor by the Company or by any such Holder, or

                (iii) the Agent shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Agent or of its property shall be appointed or any public officer shall take charge or control of the Agent or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company by a Board Resolution may remove the Agent, or (ii) any Holder who has been a bona fide Holder of a

Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Agent and the appointment of a successor Agent.

            (e) If the Agent shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Agent for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Agent and shall comply with the applicable requirements of Section 7.10. If no successor Agent shall have been so appointed by the Company and accepted appointment in the manner required by Section 7.10, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Agent.

            (f) The Company shall give, or shall cause such successor Agent to give, notice of each resignation and each removal of the Agent and each appointment of a successor Agent by mailing written notice of such event by first-class mail, postage prepaid, to all Holders of Securities as their names and addresses appear in the Security Register. Each notice shall include the name of the successor Agent and the address of its Corporate Trust Office.

            Section 7.10.  Acceptance of Appointment by Successor.

            (a) In case of the appointment hereunder of a successor Agent, every such successor Agent so appointed shall execute, acknowledge and deliver to the Company and to the retiring Agent an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Agent shall become effective and such successor Agent, without any further act, deed or conveyance, shall become vested with all the rights, powers, agencies and duties of the retiring Agent; but, on the request of the Company or the successor Agent, such retiring Agent shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Agent all the rights, powers and trusts of the retiring Agent and shall duly assign, transfer and deliver to such successor Agent all property and money held by such retiring Agent hereunder.

            (b) Upon request of any such successor Agent, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Agent all such rights, powers and agencies referred to in paragraph (a) of this Section.

            (c) No successor Agent shall accept its appointment unless at the time of such acceptance such successor Agent shall be qualified and eligible under this Article.

               Section 7.11. Preservation of Information; Communications to Holders.

            (a) The Agent shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders received by the Agent in its capacity as Security Registrar.

            (b) If three or more Holders (herein referred to as "applicants") apply in writing to the Agent, and furnish to the Agent reasonable proof that each such applicant has owned a Security for a period of at least six months preceding the date of such application, and such application states that the applicants desire to communicate with other Holders with respect to their rights under this Agreement or under the Securities and is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Agent shall, within five Business Days after the receipt of such application, afford such applicants access to the information
preserved at the time by the Agent in accordance with Section [   ].

            (c) Every Holder of Securities, by receiving and holding the Security Certificates evidencing the same, agrees with the Company and the Agent that none of the Company, the Agent nor any agent of any of them shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with Section 7.11(b), regardless of the source from which such information was derived.

            Section 7.12.  No Obligations of Agent.

            Except to the extent otherwise provided in this Agreement, the Agent assumes no obligations and shall not be subject to any liability under this Agreement, the Pledge Agreement or any Purchase Contract in respect of the obligations of the Holder of any Security thereunder. The Company agrees, and each Holder of a Security Certificate, by his acceptance thereof, shall be deemed to have agreed, that the Agent's execution of the Security Certificates on behalf of the Holders shall be solely as agent and attorney-in-fact for the Holders, and that the Agent shall have no obligation to perform such Purchase Contracts on behalf of the Holders, except to the extent expressly provided in Article 5 hereof.

            Section 7.13.  Tax Compliance.

            (a) The Agent, on its own behalf and on behalf of the Company, will comply with all applicable certification, information reporting and withholding (including "backup" withholding) requirements imposed by applicable tax laws, regulations or administrative practice with respect to
(i) any payments made with respect to the Securities or (ii) the issuance, delivery, holding, transfer, redemption or exercise of rights under the Securities. Such compliance shall include, without limitation, the preparation and timely filing of required returns and the timely payment of all amounts required to be withheld to the appropriate taxing authority or its designated agent.

            (b) The Agent shall comply with any direction received from the Company with respect to the application of such requirements to particular payments or Holders or in other particular circumstances, and may for purposes of this Agreement rely on any such direction in accordance with the provisions of Section 7.01(a)(ii) hereof.

            (c) The Agent shall maintain all appropriate records documenting compliance with such requirements, and shall make such records available, on written request, to the Company or to its authorized representative within a reasonable period of time after receipt of such request.


                                   ARTICLE 8

                            Supplemental Agreements

            Section 8.01.  Supplemental Agreements Without Consent of Holders.

            Without the consent of any Holders, the Company and the Agent, at any time and from time to time, may enter into one or more agreements supplemental hereto, in form satisfactory to the Company and the Agent, for any of the following purposes:

            (a) to evidence the succession of another Person to the Company, and the assumption by any such successor of the obligations of the Company herein and in the Security Certificates; or

            (b) to add covenants of the Company for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company; or

            (c) to evidence and provide for the acceptance of appointment hereunder by a successor Agent or Collateral Agent; or

            (d) except as provided for in Section 5.06, to cure any ambiguity, to correct or supplement any provisions herein which may be inconsistent with any other provisions herein, or to make any other provisions with respect to such matters or questions arising under this Agreement, provided such action shall not adversely affect the interests of the Holders.

            Section 8.02.  Supplemental Agreements with Consent of Holders.

            With the consent of the Holders of not less than 66 2/3% of the Outstanding Securities, by Act of said Holders delivered to the Company and the Agent, the Company when authorized by a Board Resolution, and the Agent may enter into an agreement or agreements supplemental hereto for the purpose of modifying in any manner the terms of the Securities, or the provisions of this Agreement or the Pledge Agreement or the rights of the Holders in respect of the Securities; provided, however, that no such supplemental agreement shall, without the consent of the Holder of each Outstanding Security affected thereby,

            (a) change any Payment Date;

            (b) change the amount or type of Treasury Notes underlying a Security, impair the right of the Holder of any Security to receive interest payments on the underlying Treasury Notes or otherwise adversely affect the Holder's rights in or to such Treasury Notes;

            (c) reduce any Contract Fees or any Deferred Contract Fees, or change any place where, or the coin or currency in which, any Contract Fees is payable;

            (d) impair the right to institute suit for the enforcement of any Purchase Contract;

            (e) reduce the number of shares of Common Stock to be purchased pursuant to any Purchase Contract, increase the price to purchase shares of Common Stock upon settlement of any Purchase Contract, change the Final

Settlement Date or otherwise adversely affect the Holder's rights under any Purchase Contract; or

            (f) reduce the percentage of the Outstanding Securities the consent of whose Holders is required for any such supplemental agreement.


            It shall not be necessary for any Act of Holders under this section to approve the particular form of any proposed supplemental agreement, but it shall be sufficient if such Act shall approve the substance thereof.

            Section 8.03.  Execution of Supplemental Agreements.

            In executing, or accepting the additional agencies created by, any supplemental agreement permitted by this Article or the modifications thereby of the agencies created by this Agreement, the Agent shall be entitled to receive and (subject to Section 7.10) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental agreement is authorized or permitted by this Agreement. The Agent may, but shall not be obligated to, enter into any such supplemental agreement which affects the Agent's own rights, duties or immunities under this Agreement or otherwise.

               Section 8.04.  Effect of Supplemental Agreements.

               Upon the execution of any supplemental agreement under this Article, this Agreement shall be modified in accordance therewith, and such supplemental agreement shall form a part of this Agreement for all purposes; and every Holder of Security Certificates theretofore or thereafter authenticated, executed on behalf of the Holders and delivered hereunder shall be bound thereby.

               Section 8.05.  Reference to Supplemental Agreements.

               Security Certificates authenticated, executed on behalf of the Holders and delivered after the execution of any supplemental agreement pursuant to this Article may, and shall if required by the Agent, bear a notation in form approved by the Agent as to any matter provided for in such supplemental agreement. If the Company shall so determine, new Security Certificates so modified as to conform, in the opinion of the Agent and the Company, to any such supplemental agreement may be prepared and executed by the Company and authenticated, executed on behalf of the Holders and delivered by the Agent in exchange for Outstanding Security Certificates.


                                   ARTICLE 9

                                   Covenants

               Section 9.01.  Performance under Purchase Contracts.

               The Company covenants and agrees for the benefit of the Holders from time to time of the Securities that it will duly and punctually perform its obligations under the Purchase Contracts in accordance with the terms of the Purchase Contracts and this Agreement.

               Section 9.02.  Maintenance of Office or Agency.

               The Company will maintain in the Borough of Manhattan, The City of New York an office or agency where Security Certificates may be presented or surrendered for acquisition of shares of Common Stock upon Final Settlement or earlier Acceleration and for transfer of Treasury Notes upon occurrence of a Bankruptcy Event or Sale of Assets, where Security Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities and this Agreement may be served. The Company will give prompt written notice to the Agent of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Agent with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office, and the Company hereby appoints the Agent as its agent to receive all such presentations, surrenders, notices and demands.

               The Company may also from time to time designate one or more other offices or agencies where Security Certificates may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York for such purposes. The Company will give prompt written notice to the Agent of any such designation or rescission and of any change in the location of any such other office or agency. The Company hereby designates as the place of payment for the Securities the Corporate Trust Office and appoints the Agent at its Corporate Trust Office as paying agent in such city.

               Section 9.03.  Company to Reserve Common Stock.

               The Company shall at all times prior to the Final Settlement Date or an applicable Acceleration Date reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock the full number of shares of Common Stock issuable (x) against tender of payment in respect of all Purchase Contracts constituting a part of the Securities evidenced by Outstanding Security Certificates and (y) in payment of Deferred Contract Fees, if any, owed by the Company to the Holders.

               Section 9.04.  Covenants as to Common Stock.

               The Company covenants that all shares of Common Stock which may be issued against tender of payment in respect of any Purchase Contract constituting a part of the Outstanding Securities and in payment of any Deferred Contract Fees will, upon issuance, be duly authorized, validly issued, fully paid and nonassessable.

               Section 9.05. Statements of Officers of the Company as to Default.

               The Company will deliver to the Agent, within 120 days after the end of each fiscal year of the Company ending after the date hereof, an Officers' Certificate, stating whether or not to the best knowledge of the signers thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions hereof, and if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


                                       SUNAMERICA INC.

Attested by:

                                       By:____________________________________
_________________________________          Name:
[Title]              Title:

                                       THE BANK OF NEW YORK

Attested by:

                                       By:____________________________________
_________________________________           Name:
[Title]              Title:








                                                                     EXHIBIT A

                              SUNAMERICA INC.
                        % PREMIUM EQUITY REDEMPTION
                         CUMULATIVE SECURITY UNITS
                   (STATED AMOUNT $       PER SECURITY)

No.                                                                 Securities

               This Security Certificate certifies that                   is
the registered Holder of the number of Securities set forth above. Each
Security represents (i) ownership by the Holder of         % United States
Treasury Notes due October 31, 1999 ("Treasury Notes") with a principal amount equal to the Stated Amount, subject to the Pledge of such Treasury Notes by such Holder pursuant to the Pledge Agreement, and (ii) the rights and obligations of the Holder under one Purchase Contract with SunAmerica Inc., a Maryland corporation (the "Company"). The Treasury Notes represented by this Security Certificate were acquired by the Underwriters on behalf of the Company with the proceeds of the offering of this Security Certificate and other funds provided by the Company and are being conveyed to the Holder of this Security Certificate and pledged pursuant to the Pledge Agreement simultaneously therewith.

               Pursuant to the Pledge Agreement, the Treasury Notes constituting part of each Security evidenced hereby have been pledged to the Collateral Agent to secure the obligations of the Holder under the Purchase Contract comprising a portion of such Security.

               The Pledge Agreement provides that all payments of principal of, or interest on, any Treasury Notes comprising a portion of the Securities received by the Collateral Agent shall be paid by the Collateral Agent by wire transfer in same day funds no later than 1:00 p.m., New York City time, on the Business Day such payment is received by the Collateral Agent (provided that in the event such payment is received by the Collateral Agent on a day that is not a Business Day or after 1:00 p.m., New York City time, on a Business Day, then such payment shall be made no later than 10:00 a.m., New York City time, on the next succeeding Business Day) (i) in the case of (A) interest payments and (B) any principal payments with respect to any Treasury Notes that have been released from the Pledge pursuant to the Pledge Agreement, to the Agent to the account designated by it for such purpose and (ii) in the case of principal payments on any Pledged Treasury Notes (as defined in the Pledge Agreement), at the direction of the Agent on behalf of the Holders, to the Company, in full satisfaction of the respective obligations of the Holders of the Securities of which such Pledged Treasury Securities are a part under the Purchase Contracts forming a part of such Securities. Interest on any Treasury Note forming part of a Security evidenced hereby which is paid on any ________ or __________, commencing _____________1997 (a "Payment Date"), shall, subject to receipt thereof by the Agent from the Collateral Agent, be paid to the Person in whose name this Security Certificate (or a Predecessor Security Certificate) is registered at the close of business on the Record Date next preceding such Payment Date. The Company shall pay the accrued interest on the Treasuary Notes for the period from November 1, 1996 to November 6, 1996 (the "Holder's Accrued Interest"). The Holder shall receive the Holder's Accrued Interest as part of the interest payment on the Treasury Notes upon the first Payment Date.

               Each Purchase Contract evidenced hereby obligates the Holder of this Security Certificate to purchase, and the Company to sell, on October 31,
1999 (the "Final Settlement Date"), at a price equal to $      (the "Stated
Amount"), a number of shares of Common Stock, par value $1.00 per share ("Common Stock"), of the Company, equal to the Settlement Rate on the Final Settlement Date, unless on or prior to the Final Settlement Date, there shall have occurred a Bankruptcy Event, Sales of Assets, an Acceleration or a Holder's Early Settlement with respect to the Security of which such Purchase Contract is a part, all as provided in the Purchase Contract Agreement and more fully described on the reverse hereof. The purchase price for the shares of Common Stock purchased pursuant to each Purchase Contract evidenced hereby, if not paid earlier pursuant to the terms of the Purchase Contract Agreement, shall be paid on the Final Settlement Date by application of payment received in respect of the principal of the Treasury Notes pledged to secure the obligations under such Purchase Contract of the Holder of the Security of which such Purchase Contract is a part.

               The Company shall pay or accrue, on each Payment Date, in respect of each Purchase Contract forming part of a Security evidenced hereby
an amount (the "Contract Fees") equal to     % per annum of the Stated Amount,
computed on the basis of the actual number of days elapsed in a year of 365 or 366 days, as the case may be, subject to deferral at the option of the Company as provided in the Purchase Contract Agreement and more fully described on the reverse hereof; except that the Contract Fees payable on the first Payment Date will be adjusted so that the Contract Fees payable on such date will be
the equivalent of       % of the Stated Amount per annum accruing from the
date of issuance of the Securities to April 30, 1997. Such Contract Fees shall be payable to the Person in whose name this Security Certificate (or a Predecessor Security Certificate) is registered at the close of business on the Record Date next preceding such Payment Date.

               Interest on the Treasury Notes and the Contract Fees will be payable at the office of the Agent in The City of New York or, at the option of the Company, by check mailed to the address of the Person entitled thereto as such address appears on the Security Register.

               Reference is hereby made to the further provisions set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

               Unless the certificate of authentication hereon has been executed by the Agent by manual signature, this Security Certificate shall not be entitled to any benefit under the Pledge Agreement or the Purchase Contract Agreement or be valid or obligatory for any purpose.

               IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.


                                        SUNAMERICA INC.

                                        By:___________________________________
                                           Name:
                                           Title:


                                        By:___________________________________
                                           Name:
                                           Title:
Attested:
___________________________________


                                        HOLDER SPECIFIED ABOVE (as to
                                          obligations of such Holder under the
                                          Purchase Contracts evidenced hereby)
                                          By: THE BANK OF NEW YORK,
                                              not individually but solely as
                                              Attorney-in-Fact of such Holder


                                        By:___________________________________
Dated:

     This is one of the Securities Certificates referred to in the within mentioned Purchase Contract Agreement.

THE BANK OF NEW YORK
as Agent

By:___________________________________




                   (Form of Reverse of Security Certificate]

               Each Purchase Contract evidenced hereby is governed by a Purchase Contract Agreement, dated as of October __, 1996 (the "Purchase Contract Agreement"), between the Company and The Bank of New York, as Purchase Contract Agent (herein called the "Agent"), to which Purchase Contract Agreement and supplemental agreements thereto reference is hereby made for a description of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Agent, the Company, and the Holders and of the terms upon which the Security Certificates are, and are to be, executed and delivered.

               Each Purchase Contract evidenced hereby obligates the Holder of this Security Certificate to purchase, and the Company to sell, on the Final Settlement Date at a price equal to the Stated Amount, a number of shares of Common Stock of the Company equal to the Settlement Rate on the Final Settlement Date, unless, on or prior to the Final Settlement Date, there shall have occurred a Bankruptcy Event, Sale of Assets, an Acceleration or a Holder's Early Settlement with respect to the Security of which such Purchase Contract is a part. The "Settlement Rate" is initially one share of Common Stock, in each case subject to adjustment as provided in the Purchase Contract Agreement. No fractional shares of Common Stock will be issued upon settlement of Purchase Contracts, as provided in the Purchase Contract Agreement.

               The purchase price for the shares of Common Stock purchased pursuant to each Purchase Contract shall be paid by application of payments received by the Company on the Final Settlement Date, an earlier Acceleration Date or Holder's Early Settlement from the Collateral Agent at the direction of the Agent on behalf of the Holders pursuant to the Pledge Agreement in respect of the principal of the Treasury Notes pledged to secure the obligations of the relevant Holder under such Purchase Contract subject to the provisions of the Purchase Contract Agreement.

               The Company shall not be obligated to issue any shares of Common Stock in respect of a Purchase Contract or deliver any certificates therefor to the Holder unless it shall have received payment in full of the aggregate purchase price for the shares of Common Stock to be purchased thereunder in the manner set forth in the Purchase Contract Agreement.

               Subject to the next succeeding paragraph, the Company shall pay or accrue, on each Payment Date, the Contract Fees payable in respect of each Purchase Contract to the Person in whose name the Security Certificate evidencing such Purchase Contract is registered at the close of business on the Record Date next preceding such Payment Date. Contract Fees will be payable at the office of the Agent in The City of New York or, at the option of the Company, by check mailed to the address of the Person entitled thereto at such address as it appears on the Security Register.

               The Company shall have the right, at any time prior to the Final Settlement Date, Sale of Assets or an Acceleration Date applicable to a Holder's Securities, to defer the payment of any or all of the Contract Fees otherwise payable on any Payment Date, but only if the Company shall give the Holders and the Agent written notice of its election to defer such payment (specifying the amount to be deferred) as provided in the Purchase Contract Agreement. Any Contract Fees so deferred shall bear additional Contract Fees thereon at the rate of _____% per annum (computed on the basis of the actual number of days elapsed in a year of 365 or 366 days, as the case may be), compounding on each succeeding Payment Date, until paid in full (such deferred installments of Contract Fees together with the additional Contract Fees accrued thereon, are referred to herein as the "Deferred Contract Fees"). Deferred Contract Fees shall be due on the next succeeding Payment Date except to the extent that payment is deferred pursuant to the Purchase Contract Agreement. No Contract Fees may be deferred to a date that is after the Final Settlement Date, a Bankruptcy Event Date or a Sale of Assets Date or an applicable Acceleration Date.

               In the event the Company elects to defer the payment of Contract Fees on the Purchase Contract until the Final Settlement Date, a Sale of Assets Date or an Acceleration Date, the Company shall make a cash payment equal to the aggregate amount of Deferred Contract Fees payable to a Holder.

               In the event the Company exercises its option to defer the payment of Contract Fees, then, until the Deferred Contract Fees have been paid in full, the Company shall not declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock (other than (i) purchase or acquisitions of shares of Common Stock in connection with the satisfaction by the Company of its obligations under any employee benefit plans now or hereafter in effect or the satisfaction by the Company of its obligations pursuant to any contract or security now or hereafter outstanding requiring the Company to purchase shares of Common Stock, (ii) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock, (iii) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged (iv) the payment of accrued dividends (and cash in lieu of fractional shares) upon the conversion of any shares of preferred stock of the Company as may be outstanding from time to time, in accordance with the terms of such stock or (v) dividends on its capital stock paid in shares of capital stock) or make any guarantee payments with respect to the foregoing.

               The Purchase Contracts and the obligations and rights of the Company and the Holders thereunder, including, without limitation, the rights of the Holders to receive and the obligation of the Company to pay any Contract Fees or any Deferred Contract Fees, shall immediately and automatically terminate, without the necessity of any notice or action by any Holder, the Agent or the Company, if, on or prior to the Final Settlement Date or an applicable Acceleration Date, a Bankruptcy Event shall have occurred. Upon the occurrence of a Bankruptcy Event or Sale of Assets, the Company shall promptly but in no event after two business days thereafter give written notice to the Agent, the Collateral Agent and to the Holders, at their addresses as they appear in the Security Register. Upon and after the occurrence of a Bankruptcy Event or Sale of Assets, the Collateral Agent shall release the Treasury Notes from the Pledge in accordance with the provisions of the Pledge Agreement. The Securities shall thereafter represent the right to receive the Treasury Notes forming a part of such Securities in accordance with the provisions of the Purchase Contract Agreement and the Pledge Agreement.

               Unless a Mandatory Acceleration, a Bankruptcy Event or Sale of Assets occurs prior to the Final Settlement Date, the Company shall have the right to accelerate, in whole or in part, the outstanding Securities (a "Company Acceleration") (subject to the notice provisions set forth in the Purchase Contract Agreement). The Company may not exercise its right to accelerate the Securities unless the Current Market Price determined as of the second Business Day immediately preceding the Notice Date is equal to or exceeds the Company Acceleration Price applicable to such Notice Date. Upon the effective date of such acceleration ( a "Company Acceleration Date"), the Company shall deliver to the Holders thereof in exchange for each such Security accelerated, (i) a number of fully paid and non-assessable shares of Common Stock determined by dividing the Company Acceleration Price in effect on the date established for acceleration by the Current Market Price of the Common Stock determined as of the second Business Day immediately preceding the Notice Date and (ii) an amount in cash equal to all accrued and unpaid Contract Fees and Deferred Contract Fees, if any, on such Security to and including such Company Acceleration Date (and Contract Fees and Deferred Contract Fees, if any, shall cease to accrue on each Security accelerated as of such date).

               Immediately prior to the effectiveness of a merger or consolidation of, or a statutory share exchange involving, the Company that results in the conversion or exchange of the Common Stock into, or the right to receive, other securities or other property (whether of the Company or any other entity) (any such merger, consolidation or share exchange being referred to herein as a "Merger or Consolidation"), each outstanding Security shall automatically convert into (a "Mandatory Acceleration"), unless sooner accelerated:

               (i) fully paid and non-assessable shares of Common Stock at the Settlement Rate in effect on the effective time on the date of any Merger or Consolidation (the "Mandatory Acceleration Date"); plus

              (ii) the right to receive an amount in cash equal to all accrued and unpaid Contract Fees and Deferred Contract Fees, if any (except as provided in herein) on such Securities to and including the Mandatory Acceleration Date (and Contract Fees and Deferred Contract Fees shall cease to accrue as of the Mandatory Acceleration Date); plus

             (iii) the right to receive an amount in cash initially equal to $____, declining by $________ on each day following [date] (computed on the basis of a 360-day year of twelve 30-day months) to $_____ on [date] and equal to zero thereafter, in each case determined with reference to the Mandatory

           Acceleration Date.

             At the option of the Company, it may deliver on the Mandatory Acceleration Date in lieu of some or all of the cash consideration described in clauses (iii) above, fully paid and non-assessable shares of Common Stock. The number of shares of Common Stock to be delivered in lieu of any cash consideration described in such clauses (iii) shall be determined by dividing the amount of cash consideration that the Corporation has elected to deliver in Common Stock by the Current Market Price of the Common Stock determined as of the second Business Date immediately preceding the Notice Date. Notice shall be given for a Mandatory Acceleration as set forth in the Purchase Contract Agreement.

             Subject to and upon compliance with the provisions of the Purchase Contract Agreement at the option of the Holder thereof, Purchase Contracts underlying Securities may be settled early ("Holder's Early Settlement") as provided in the Purchase Contract Agreement. In order to exercise the right to effect Holder's Early Settlement with respect to any Purchase Contracts evidenced by this Security Certificate, the Holder of this Security Certificate shall deliver this Security Certificate to the Agent at the Corporate Trust Office duly endorsed for transfer to the Company or in blank with the form of Election to Settle Early set forth below duly completed and accompanied by payment in the form of a certified or cashier's check payable to the order of the Company in immediately available funds in a U.S. dollar amount (the "Holder's Early Settlement Amount") equal to (i) the product of (A) the Stated Amount times (B) the number of Purchase Contracts with respect to which the Holder has elected to effect a Holder's Early Settlement. If such delivery is made with respect to any Purchase Contracts during the period from the close of business on any Record Date next preceding any Payment Date to the opening of business on such Payment Date, the amount equal to the sum of (x) the Contract Fees and Deferred Contract Fees, if any, payable on such Payment Date with respect to such Purchase Contracts plus (y) the interest with respect to the related Treasury Notes payable on such Payment Date. Upon a Holder's Early Settlement of Purchase Contracts by a Holder of the related Securities, the Treasury Notes underlying such Securities shall be released from the Pledge as provided in the Pledge Agreement and the Holder shall be entitled to receive Prepaid Securities on account of each Purchase Contract forming part of a Security as to which Holder's Early Settlement is effected in accordance with the provisions of the Purchase Contract Agreement. Upon the Holder's Early Settlement of the Purchase Contracts, the Holder thereof will not forfeit the right to receive any Contract Fees or Deferred Contract Fees on such Purchase Contracts pursuant to the terms of the Prepaid Securities.

             The Security Certificates are issuable only in registered form and only in denominations of a single Security and any integral multiple thereof. The transfer of any Security Certificate will be registered and Security Certificates may be exchanged as provided in the Purchase Contract Agreement. The Security Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents permitted by the Purchase Contract Agreement. No service charge shall be required for any such registration of transfer or exchange, but the Company and the Agent may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. For so long as the Purchase Contract underlying a Security remains in effect, such Security shall not be separable into its constituent parts, and the rights and obligations of the Holder of such Security in respect of the Treasury Notes and Purchase Contract constituting such Security may be transferred and exchanged only as a Security.

             Upon registration of transfer of this Security Certificate, the transferee shall be bound (without the necessity of any other action on the part of such transferee, except as may be required by the Agent pursuant to the Purchase Contract Agreement), under the terms of the Purchase Contract Agreement and the Purchase Contracts evidenced hereby and the transferor shall be released from the obligations under the Purchase Contracts evidenced by this Security Certificate. The Company covenants and agrees, and the Holder, by his acceptance hereof, likewise covenants and agrees, to be bound by the provisions of this paragraph.

             The Holder of this Security Certificate, by his acceptance hereof, authorizes the Agent to enter into and perform the related Purchase Contracts forming part of the Securities evidenced hereby on his behalf as his attorney-in-fact, expressly withholds any consent to the assumption (i.e., affirmance) of the Purchase Contracts by the Company or its trustee in the event that the Company becomes the subject of a case under the Bankruptcy Code, agrees to be bound by the terms and provisions thereof, covenants and agrees to perform his obligations under such Purchase Contracts, consents to the provisions of the Purchase Contract Agreement, authorizes the Agent to enter into and perform the Pledge Agreement on his behalf as his attorney-in-fact, and consents to the Pledge of the Treasury Notes underlying this Security Certificate pursuant to the Pledge Agreement. The Holder further covenants and agrees, that, to the extent and in the manner provided in the Purchase Contract Agreement and the Pledge Agreement, but subject to the terms thereof, payments in respect of principal of the Treasury Notes on the Final Settlement Date shall be paid by the Collateral Agent to the Company in satisfaction of such Holder's obligations under such Purchase Contract and such Holder shall acquire no right, title or interest in such payments.

               Subject to certain exceptions, the provisions of the Purchase Contract Agreement may be amended with the consent of the Holders of at least 66 2/3% of the Outstanding Securities.

               All terms used herein which are defined in the Purchase Contract Agreement have the meanings set forth therein.

               The Purchase Contracts shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York.

               The Company, the Agent and its Affiliates and any agent of the Company or the Agent may treat the Person in whose name this Security Certificate is registered as the owner of the Securities evidenced hereby for the purpose of receiving payments of interest on the Treasury Notes, receiving payments of Contract Fees and any Deferred Contract Fees, delivery of the Treasury Notes, performance of the Purchase Contracts and for all other purposes whatsoever, whether or not any payments in respect thereof be overdue and notwithstanding any notice to the contrary, and neither the Company, the Agent nor any such agent shall be affected by notice to the contrary.

               The Purchase Contracts shall not, prior to the settlement thereof, entitle the Holder to any of the rights of a holder of shares of Common Stock.

               A copy of the Purchase Contract Agreement is available for inspection at the offices of the Agent.


                            SETTLEMENT INSTRUCTIONS

               The undersigned Holder directs that a certificate for shares of Common Stock deliverable upon settlement on or after the Final Settlement Date of the Purchase Contracts underlying the number of Securities evidenced by this Security Certificate be registered in the name of, and delivered, together with a check in payment for any fractional share, to the undersigned at the address indicated below unless a different name and address have been indicated below. If shares are to be registered in the name of a Person other than the undersigned, the undersigned will pay any transfer tax payable incident thereto.



Dated:_____________________________        ___________________________________
                                                        Signature

If shares are to be registered in the               REGISTERED HOLDER
name of and delivered to a Person
other than the Holder, please print
such Person's name and address:
                                            Please print name and address of
                                            Registered Holder:

____________________________________      ____________________________________
                Name                                     Name

____________________________________      ____________________________________
              Address                                  Address

Social Security or other Taxpayer
Identification Number, if any             ____________________________________



                       HOLDER'S ELECTION TO SETTLE EARLY

               The undersigned Holder of this Security Certificate hereby irrevocably exercises the option to effect Holder's Early Settlement in accordance with the terms of the Purchase Contract Agreement with respect to the Purchase Contracts underlying the number of Securities evidenced by this Security Certificate specified below. The undersigned Holder directs that a certificate for Prepaid Securities deliverable upon such Holder's Early Settlement be registered in the name of, and delivered with any Security Certificate representing any Securities evidenced hereby as to which Holder's Early Settlement of the related Purchase Contracts is not effected, to the undersigned at the address indicated below unless a different name and address have been indicated below. Treasury Notes deliverable upon such Holder's Early Settlement will be transferred in accordance with the transfer instructions set forth below. If shares are to be registered in the name of a Person other than the undersigned, the undersigned will pay any transfer tax payable incident thereto.


_______________________________        _______________________________________
Dated:                        Signature



             Number of Securities evidenced hereby as to which Holder's Early Settlement of the related Purchase Contracts is being elected:



If shares or Security Certificates are to             REGISTERED HOLDER
be registered in the name of and
delivered to and Treasury Notes are to
be transferred to a Person other than
the Holder, please print such Person's
name and address:
                                              Please print name and address of
                                              Registered Holder:

_________________________________          ___________________________________
             Name                  Name


_________________________________          ___________________________________
           Address                 Address

Social Security or other Taxpayer
Identification Number, if any              ___________________________________


Transfer Instructions for Treasury Notes Transferable Upon Holder's Early Settlement or a Termination Event:

______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________